UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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DENNY’S CORPORATION

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203 East Main Street

Spartanburg, South Carolina 29319

April 9, 2021

To Our Stockholders:

You are cordially invited to attend virtually the Annual Meeting of Stockholders of Denny’s Corporation to be held at 11:00 a.m., Eastern Time, on Wednesday, May 19, 2021. This year’s annual meeting once again will be a completely virtual meeting of stockholders conducted via live webcast. This year, a virtual meeting will be especially valuable in promoting the health and safety of our employees, stockholders and their families. You will be able to participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DENN2021.

Instructions regarding how to attend the meeting online and details concerning the business to be conducted at the annual meeting are more fully described in the accompanying formal Notice of Meeting and Proxy Statement.

The Denny’s brand was founded in 1953 on a simple premise: We love to feed people. Our resolve for feeding people has never been more tested than during this past year. Yet, our associates and franchise partners rose to the occasion, implementing many initiatives to ensure Denny’s would not only survive the current challenges but also thrive well beyond the pandemic. We implemented enhanced communications, developed new safety protocols, introduced streamlined menus while adding innovative products, reduced operating costs, rapidly developed alternative service delivery models, refined our capital structure, and developed two new virtual restaurant concepts.

We provided over $15 million in direct financial assistance to our franchise partners, continued salaries for all unit-level management in Company stores during periods restaurants were closed, invested in benefit programs for all active and furloughed employees, and enabled remote work protocols. Finally, we adjusted compensation programs to align interests, preserve a strong linkage between pay and performance, and retain the leadership talent that has consistently delivered strong results for our stockholders, all in the context of a massively disruptive pandemic. These important initiatives and investments mitigated permanent closings to a total of only 73 restaurants, contributed to Adjusted EBITDA(1) well above our expectations, and kept our seasoned leadership team intact.

Feeding people remains the enduring passion of our brand, but the way we pursue our passion is equally important. That is why Denny’s purchasing decisions are guided by a commitment to animal welfare and sourcing our products responsibly. We have made great strides to reduce energy and waste and will continue dedicating resources to make our business more sustainable. We have built a diverse and inclusive workforce through our commitment to embracing the unique qualities of each employee and valuing differences in thought, culture, and experiences. In support of this commitment, we continually remind our restaurant operators of the Rules We Live By: 1) Everyone is welcome to dine at Denny’s, 2) Everyone is treated like our favorite guest and 3) Everyone is shown kindness and respect.

Sound strategies and effective leadership teams with a long-term focus have contributed to Denny’s 67 years of endurance. Continued oversight of these strategies by our diverse and experienced Board of Directors, coupled with officer equity holding requirements, will ensure our focus on near-term success remains aligned with long-term shareholder interest and ultimately the fulfillment of our brand purpose for many years to come.

Thank you for your continued interest and ongoing support of the Denny’s brand.

On Behalf of the Board of Directors,

Sincerely,

Brenda J. Lauderback

Board Chair

(1)	Please refer to the reconciliation of Adjusted EBITDA in Appendix A to this Proxy Statement

NOTICE OF MEETING

Spartanburg, SC

April 9, 2021

DATE & TIME May 19, 2021 11:00 a.m. Eastern Time	PLACE Virtual Meeting (see below)	RECORD DATE March 23, 2021	ADMISSION To participate and vote at the meeting (see instructions below)

The Annual Meeting of Stockholders of Denny’s Corporation will be held virtually on Wednesday, May 19, 2021 at 11:00 a.m., Eastern Time, for the following purposes as described in the accompanying Proxy Statement:

1.	To elect the nine (9) nominees named in the accompanying Proxy Statement to the Board of Directors;

2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries for the fiscal year ending December 29, 2021;

3.	To vote on a non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers;

4.	To vote on a resolution to approve the Denny’s Corporation 2021 Omnibus Incentive Plan; and

5.	To transact such other business as may properly come before the meeting.

This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DENN2021. Because the annual meeting is virtual and being conducted via live webcast, stockholders will not be able to attend the annual meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2021

The proxy statement and the 2020 Annual Report of Denny’s Corporation are available at http://materials.proxyvote.com/24869P.

YOUR VOTE IS IMPORTANT

Only holders of record of Denny’s Corporation common stock at the close of business on March 23, 2021 will be entitled to notice of, and to vote at, the annual meeting.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and our 2020 Annual Report, is being mailed to stockholders on or about April 9, 2021. The Notice also provides instructions on how stockholders can receive paper copies of our proxy materials as well as instructions on how to vote over the Internet, by telephone or by mail.

Whether or not you attend the meeting online, it is important to us that your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy card or vote via telephone or the Internet as directed on the proxy card at your earliest convenience.

By order of the Board of Directors,

Gail Sharps Myers

Executive Vice President, Chief Legal Officer,

Chief People Officer and

Secretary

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT

April 9, 2021

GENERAL

Introduction

The Annual Meeting of Stockholders of Denny’s Corporation, a Delaware corporation, will be held virtually on Wednesday, May 19, 2021, at 11:00 a.m., Eastern Time (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denny’s Corporation (the “Board”) to be used at the upcoming Annual Meeting. The information provided herein concerns not only Denny’s Corporation, but also Denny’s, Inc., a subsidiary which Denny’s Corporation wholly owns. Substantially all operations of Denny’s Corporation are currently conducted through Denny’s, Inc. Because the Annual Meeting is virtual and being held via live webcast, stockholders will not be able to attend the Annual Meeting in person but may participate by joining the live webcast as further described below.

Stockholder Voting

You may vote at the Annual Meeting either by proxy or personally at the Annual Meeting. Only holders of record of common stock of Denny’s Corporation, par value $0.01 per share (the “Common Stock”), as of the close of business on March 23, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement is first being made available to each such stockholder beginning on or about April  9, 2021.

Voting by Proxy

To vote by proxy, you must either properly execute and return (prior to the Annual Meeting) the proxy card or follow the instructions set forth in the enclosed proxy card to vote by phone or on the Internet. Where you have appropriately specified how your proxy is to be voted, it will be voted accordingly. If no specifications are made, your proxy will be voted (i) in favor of the nine (9) nominees to the Board; (ii) in favor of the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries (collectively, the “Company”) for the fiscal year ending December 29, 2021; (iii) in favor of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described herein; and (iv) in favor of the resolution to approve the Denny’s Corporation 2021 Omnibus Incentive Plan. The Company does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matter of business is brought before the Annual Meeting, the proxy holders may vote the proxies at their discretion.

If you execute a proxy, you may revoke it at any time before it is exercised by delivering a written notice to Gail Sharps Myers, Executive Vice President, Chief Legal Officer, Chief People Officer and Secretary of Denny’s Corporation prior to the date of the Annual Meeting at Denny’s Corporation’s corporate offices, 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by participating in the virtual meeting and voting online. If you vote by telephone or by accessing the Internet voting website (which is separate from the meeting website described further below), you may also revoke your proxy by re-voting using the same procedure no later than 11:59 p.m., Eastern Time, on Tuesday, May 18, 2021.

Voting at the Meeting

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the Company and vote your shares by proxy in the manner described above, or you may personally vote your shares at the Annual Meeting. To participate and vote personally at the meeting, visit www.virtualshareholdermeeting.com/DENN2021, using the 16-digit control number on the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card. Even if you plan to participate in the meeting, we recommend that you vote in advance by proxy, in case you later change your mind and determine not to participate in the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting online unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions in the Notice.

1

General

Stockholder Voting

Voting Requirements

At the Annual Meeting, holders of Common Stock will have one vote per share and a quorum, consisting of a majority of the outstanding shares of Common Stock as of the Record Date, represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected and the other actions proposed in the accompanying Notice of Meeting will be decided by a majority of votes cast on the matter. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached, but will not be counted in determining the number of shares voted “for” or “against” any director-nominee or on any other proposal, and therefore will not affect the outcome of any proposal. As of the close of business on the Record Date, 64,144,845 shares of Common Stock were issued and outstanding and entitled to be voted at the Annual Meeting.

Participating in the Annual Meeting

This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Please go to www.virtualshareholdermeeting.com/DENN2021 for instructions on how to participate in the Annual Meeting. Any stockholder may participate and listen live to the webcast of the Annual Meeting over the Internet at such site. Stockholders as of the Record Date may vote and submit questions either in advance of or while participating in the Annual Meeting via the Internet by using the 16-digit control number included in the Notice or proxy card that accompanied these proxy materials. The webcast starts at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

Why a Virtual-Only Meeting?

Denny’s has conducted virtual-only annual stockholder meetings since 2016 and will do so again in 2021. In addition to promoting the health and safety of our employees, stockholders and their families during the ongoing COVID-19 pandemic, the decision to continue to conduct virtual-only annual stockholder meetings is driven by a number of factors discussed below.

Denny’s ownership is closely held. Currently approximately 70% of Denny’s outstanding common stock is held by 20 institutional stockholders, and approximately 80% is held by 40 institutional stockholders. We maintain an active dialogue with our institutional stockholders particularly following our year-end earnings release in February of each year. Over the last five years that we conducted meetings with the traditional meeting format, only once did any of our top 40 stockholders attend our annual meeting. Conducting the annual meeting virtually increases the opportunity for all stockholders to participate and communicate their views to a much wider audience.

Minimal stockholder attendance when we utilized the traditional meeting format. Over the last five years that we conducted traditional annual meetings, we had only three retail stockholders (aside from employees and directors) who regularly attended our annual stockholders meetings. Our total stockholder attendance from 2011 to 2015 (aside from employees and directors) dwindled from eight to three. Our regular attendees have generally continued to participate in the virtual-only meetings, making comments and/or asking questions through the virtual meeting format provided.

A virtual-only meeting format offers significant time and cost savings to both the Company and its investors. Since our stock ownership is mainly held by large institutional investors, with only routine matters typically being addressed at the meeting, virtual-only meetings offer significant time and cost savings to both the Company and its investors. Organizing and conducting a traditional stockholder meeting, attended by only a handful of people, requires the efforts of approximately 15-20 additional employees and contractors beyond those who now support our Board and virtual meetings. In addition, holding the meeting virtually allows us to make much more efficient use of the time of our independent directors, who are in our offices for a limited time for a related meeting of our Board of Directors.

Virtual meetings improve participation. Without the added cost or planning involved in attending in-person stockholder meetings, we believe virtual-only meetings offer the potential for increased overall stockholder participation. Virtual meetings give stockholders more options to pose their questions to management. Stockholders can submit questions in advance in order to get a better-formulated response, or ask tough questions anonymously that they would be hesitant to ask face-to-face. Additionally, while most of our stockholders are based in the United States, virtual meetings are especially useful to investors that are traveling abroad or based in another country. Also with a traditional meeting format, stockholders would be required to attend in person to present a submitted stockholder proposal; with a virtual-only meeting, this is done virtually, thus saving the stockholder the cost, time and expense of travel to attend the meeting in person.

Denny’s 2021 Proxy Statement	2

General

Why a Virtual-Only Meeting?

Stockholder rights are not affected. We follow a set of Meeting Rules and Procedures which are posted on the virtual meeting website and afford the same treatment to all participating stockholders. Additionally, we use software that verifies the identity of each participating stockholder and ensures during the question and answer portion of the meeting that they are granted the same rights they would have at an in-person meeting. In the event stockholders representing a substantial holding communicate a desire for in-person meetings, we will consider a change in our virtual-only meeting practice.

Given the above listed factors, we feel a virtual-only meeting is the right choice for Denny’s and its stockholders at this time.

Equity Security Ownership

Principal Stockholders

The following table sets forth the beneficial ownership of Common Stock by each stockholder known by the Company as of March 23, 2021, unless otherwise indicated, to own more than 5% of the outstanding shares of Common Stock. As of March 23, 2021, 64,144,845 shares of the Common Stock were issued and outstanding and entitled to be voted at the Annual Meeting.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Common Stock
Wells Fargo & Company (and related entities) 420 Montgomery Street San Francisco, CA 94163	7,024,351	(1)	11.0%
Franklin Mutual Advisers, LLC (and related entities) 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	6,816,174	(2)	10.6%
BlackRock, Inc. (and related entities) 55 East 52nd Street New York, NY 10055	5,007,777	(3)	7.8%
Wellington Management Group LLP (and related entities) 280 Congress Street Boston, MA 02210	4,219,446	(4)	6.6%
T. Rowe Price Associates, Inc. (and related entities) 100 E. Pratt Street Baltimore, MD 21202	3,381,132	(5)	5.3%
The Vanguard Group (and related entities) 1000 Vanguard Blvd., Malvern, PA 19355	3,200,692	(6)	5.0%

(1)

Based upon the Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2021, Wells Fargo & Company, a parent holding company, is the beneficial owner of 7,024,351 shares, has sole voting power and sole investment power with respect to 141,923 shares, shared voting power with respect to 1,412,314 shares, and shared investment power with respect to 6,882,428 shares. Aggregate beneficial ownership reported by Wells Fargo & Company is on a consolidated basis and includes beneficial ownership of its subsidiaries Wells Fargo Clearing Services, LLC, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association, and Wells Fargo Advisors Financial Network, LLC.

(2)

Based upon the Schedule 13G filed with the SEC on March 10, 2021, the shares listed are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FMA reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement and is therefore deemed to be the beneficial owner of the shares listed.

3

General

Equity Security Ownership

(3)

Based upon the Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc., as a parent holding company, is the beneficial owner of 5,007,777 shares and has sole voting power with respect to 4,826,609 shares and sole investment power with respect to 5,007,777 shares. Aggregate beneficial ownership reported by BlackRock, Inc. is on a consolidated basis and includes beneficial ownership of its subsidiaries Blackrock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, Blackrock Japan Co., Limited, Blackrock (Luxemborg) S.A., BlackRock Life Limited, BlackRock Fund Managers Limited and BlackRock Investment Management, LLC.

(4)

Based upon the Schedule 13G filed with the SEC on February 3, 2021, Wellington Management Group, LLP, as a parent holding company along with Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP are the beneficial owners of 4,219,446 shares and have shared voting power with respect to 3,754,812 shares and shared investment power with respect to 4,219,446 shares. Wellington Management Company LP, an investment adviser, is deemed to be the beneficial owner of 3,517,679 shares and has shared voting power with respect to 3,296,764 shares and shared investment power respect to 3,517,679 shares.

(5)

Based upon the Schedule 13G/A filed with the SEC on February 16, 2021, T. Rowe Price Associates, Inc., an investment adviser, is the beneficial owner of 3,381,132 shares and has sole voting power with respect to 802,592 shares and sole investment power with respect to 3,381,132 shares.

(6)

Based upon the Schedule 13G filed with the SEC on February 10, 2021, The Vanguard Group, Inc., as an investment adviser and parent holding company, is the beneficial owner of 3,200,692 shares and has shared voting power with respect to 121,406 shares, sole investment power with respect to 3,030,598 shares and shared investment power with respect to 170,094 shares. Aggregate beneficial ownership reported by The Vanguard Group, Inc. is on a consolidated basis and includes beneficial ownership of its subsidiaries Vanguard Fiduciary Trust Company, Vanguard Investments Australia, Ltd., Vanguard Asset Management, Limited, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Canada Inc, Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited.

Management

The following table sets forth, as of March 23, 2021, the beneficial ownership of Common Stock by: (i) each current member of the Board, (ii) each director nominee of Denny’s Corporation to the Board, (iii) each named executive officer included in the 2020 Summary Compensation Table elsewhere in this Proxy Statement, and (iv) all current directors and executive officers of Denny’s Corporation as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock
Bernadette S. Aulestia	25,651		*
Olu Beck	-		*
Gregg R. Dedrick	116,578		*
José M. Gutiérrez	103,621		*
Brenda J. Lauderback	170,075		*
Robert E. Marks	294,483		*
John C. Miller	1,275,118		2.0%
Donald C. Robinson	155,799		*
Laysha Ward	126,086		*
F. Mark Wolfinger	806,648		1.3%
Robert P. Verostek	57,903	(2)
Christopher D. Bode	41,117		*
John W. Dillon	71,810		*
Stephen C. Dunn	112,373		*
All current directors and executive officers as a group (16 persons)	3,488,567		5.3%

*	Less than 1%.

(1)

The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the vested right to acquire (as of March 23, 2021 or within 60 days thereafter) through the conversion of either restricted stock units (“RSUs”), deferred stock units (“DSUs”) (on a designated date or upon termination of service as a director of Denny’s Corporation), or performance share units (“PSUs”) deferred pursuant to the Denny’s, Inc. Deferred Compensation Plan, as Amended and Restated effective March 1, 2017 (the

Denny’s 2021 Proxy Statement	4

General

Equity Security Ownership

“Deferred Compensation Plan”) (on a designated date or upon termination as an employee of Denny’s): (i) Ms. Aulestia (25,651 shares), (ii) Mr. Dedrick (39,310 shares), (iii) Mr. Dillon (1,171 shares), (iv) Mr. Dunn (46,972 shares), (v) Mr. Gutiérrez (79,244 shares), (vi) Ms. Lauderback (170,075 shares), (vii) Mr. Marks (192,930 shares), (viii) Mr. Miller (564,599 shares), (ix) Mr. Robinson (150,141 shares), (x) Mr. Verostek (32,065 shares), (xi) Ms. Ward (102,547 shares), and (xii) all current directors and executive officers as a group (1,430,347 shares).

(2)	Mr. Verostek has shared voting and investment power with respect to 14,000 of the shares shown as beneficially owned by him.

Equity Compensation Plan Information

The following table sets forth information as of December 30, 2020 with respect to compensation plans of the Company under which equity securities of Denny’s Corporation are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,088,681	(1)	$3.89	2,012,399	(3)
Equity compensation plans not approved by security holders	-		$0.00	704,166	(4)

Total	4,088,681		$3.89	2,716,565

(1)	Includes shares issuable in connection with our outstanding performance share awards, restricted stock units awards and deferred stock units.

(2)	Includes the weighted-average exercise price of stock options only.

(3)

Includes shares of Common Stock available for issuance as awards of stock options, restricted stock, restricted stock units, deferred stock units and performance awards under the Denny’s Corporation 2017 Omnibus Incentive Plan.

(4)	Includes shares of Common Stock available for issuance as awards of stock options and restricted stock units outside of the Denny’s Incentive Plans in accordance with Nasdaq Listing Rule 5635(c)(4).

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ELECTION OF DIRECTORS

Nominees for Election as Directors of Denny’s Corporation

As permitted under the By-laws of Denny’s Corporation (the “By-laws”), the Board has set nine (9) as the number of directors, as of May 19, 2021, to constitute the Board. Accordingly, it is intended that proxies in the accompanying form will be voted at the Annual Meeting for the election of nine (9) nominees to the Board. These nominees are: Bernadette S. Aulestia, Olu Beck, Gregg R. Dedrick, José M. Gutiérrez, Brenda J. Lauderback, John C. Miller, Donald C. Robinson, Laysha Ward, and F. Mark Wolfinger, each of whom has consented to serve and be named in this Proxy Statement and will serve as a director, if elected, until the 2022 Annual Meeting of Stockholders or until his or her successor shall be elected and shall qualify, except as otherwise provided in Denny’s Corporation’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and the By-laws. Each nominee, with the exception of Ms. Beck, currently serves as a director. Robert E. Marks, currently a director, will not stand for re-election.

If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board may reduce the number of directors in accordance with the Restated Certificate of Incorporation and the By-laws.

Business Experience/Director Qualifications

The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices or employments for at least the past five years, of each current director (with the exception of Mr. Marks who is not standing for reelection) and each director nominee of Denny’s Corporation are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

Bernadette S. Aulestia Director Since 2018 Age 48

Occupation: Former President, Global Distribution, Home Box Office, Inc., the premium television programming subsidiary of WarnerMedia (2015-2019); Executive Vice President, Domestic Network & Digital Distribution, HBO, Inc. (2013-2015); Senior Vice President, Domestic Network & Digital Distribution, HBO, Inc. (2009-2013).

Qualifications: Ms. Aulestia’s multiple executive leadership positions during her 22 year career with Home Box Office, Inc. provide our Board with senior leadership experience in the areas of strategic planning, operations, distribution, international and the development of strategic marketing plans for the Hispanic, African-American, and Asian consumer.

Other Public Company Boards: Current - Nexstar Media Group, Inc.

Olu Beck Director Nominee Age 54

Occupation: Founder and Chief Executive Officer of The Beck Group NJ, a boutique strategic and management consulting firm (January 2013 - Current); Chief Executive Officer, Wholesome Sweeteners, Inc., a supplier of natural and organic sweeteners and snacks (January 2016-2018); Head of Global and US Marketing (Shopper) & Health and Wellness for Johnson and Johnson, a developer and manufacturer of consumer and healthcare products (2010 - 2012); Prior to Johnson and Johnson, Ms. Beck served in various executive leadership roles in finance and sales at Mars Incorporated, a manufacturer of confectionery, pet food, and food products, from 1989-2009, including serving as Chief Financial Officer of Uncle Ben’s Rice.

Qualifications: Ms. Beck has more than 25 years of experience in portfolio business management and general management, including direct experience in transformational and strategic growth - both organic and through mergers and acquisition. She brings a diversified experience base in finance, sales and marketing with global expertise from senior leadership roles managing teams in Europe, the Americas and Asia Pacific. In 2017 and 2018, she was awarded the title, Top 25 Most Influential Women CEO’s of the Mid-Market in the USA by CEO Connection. Ms. Beck has experience on private and public boards with insights into leading practices in executive compensation, corporate governance and audit.

Other Public Company Boards: Current - Freshpet, Inc.

Denny’s 2021 Proxy Statement	6

Election of Directors

Business Experience/Director Qualifications

Gregg R. Dedrick Director Since 2010 Age 62

Occupation: Co-founder of David Novak Leadership (formerly OGoLead), an online leadership development company (February 2018-present); Co-founder of Whole Strategies, an organizational consulting firm (2009-2013); Former Executive Vice President of Yum Brands, Inc., an operator and franchisor of fast food restaurants (2008-2009); President and Chief Concept Officer of KFC, a chicken restaurant chain (2003-2008).

Qualifications: Mr. Dedrick provides our Board with nearly 30 years of senior leadership experience in restaurant company general management, operations and organizational resource planning for corporate staff functions in franchised-based consumer and restaurant systems. Mr. Dedrick is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow.

José M. Gutiérrez Director Since 2013 Age 59

Occupation: Retired; Senior Executive Vice President, Executive Operations, AT&T Services, Inc. (2014-2016); President of AT&T Wholesale Solutions (2012-2014), a unit of AT&T, Inc. focused on wholesale sales of communication products and services; President and Chief Executive Officer of AT&T Advertising Solutions (2010-2012), a subsidiary of AT&T, Inc., devoted to publishing and sales of Yellow and White Pages directory advertising.

Qualifications: Mr. Gutiérrez, a telecom executive with nearly 25 years of experience leading a range of AT&T business units during his tenure with the company, provides our Board with senior leadership experience in providing consumer-facing telecommunications solutions, including direct experience in investor relations, and mergers and acquisitions. Before joining AT&T, Mr. Gutiérrez worked as a licensed CPA and strategy consultant with KPMG. Mr. Gutiérrez is an NACD Board Leadership Fellow.

Other Public Company Boards: Current - Adient plc; Prior - Dr. Pepper Snapple Group, Inc.

Brenda J. Lauderback Director Since 2005 Age 70

Occupation: Retired; President of the Wholesale and Retail Group of Nine West Group, Inc., a footwear manufacturer and distributor (1995-1998); President of Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor (1993-1995); Vice President and General Merchandise Manager of Target Corporation (formerly Dayton Hudson) (1982-1993).

Qualifications: Ms. Lauderback provides our Board with over 25 years of leadership experience in merchandising, marketing, product development and design and manufacturing at prominent national wholesale and retail companies. Her collective years of experience on public company boards also provides our Board with significant insight into leading practices in executive compensation and corporate governance. Ms. Lauderback is an NACD Board Leadership Fellow and was named in 2017 to the NACD Directorship 100, the annual list that recognizes the leading corporate directors, corporate-governance experts, policymakers, and influencers who significantly impact boardroom practices and performance.

Other Public Company Boards: Current - Wolverine World Wide, Inc., Select Comfort Corporation; Prior - Big Lots, Inc.

John C. Miller Director Since 2011 Age 65

Occupation: Chief Executive Officer of Denny’s Corporation (February, 2020-present); Chief Executive Officer and President of Denny’s Corporation (2011-February, 2020); Chief Executive Officer and President of Taco Bueno Restaurants, Inc., an operator and franchisor of quick-service Mexican eateries (2005-2011); President of Romano’s Macaroni Grill (1997-2004).

Qualifications: As CEO, Mr. Miller provides our Board with experience and perspective for leading the strategic direction of the Company. He is an accomplished restaurant industry veteran with over 40 years of restaurant operations and management experience. Prior to joining Denny’s, Mr. Miller served as President of Taco Bueno and spent 17 years with Brinker International where he served as President of Romano’s Macaroni Grill and President of Brinker’s Mexican Concepts.

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Business Experience/Director Qualifications

Donald C. Robinson Director Since 2008 Age 68

Occupation: Retired; President of Potcake Holdings, LLC, a hospitality consulting firm (2015-2016); President and Chief Operating Officer of All Aboard Florida-Operations, LLC, a high-speed, passenger rail company from Miami to Orlando, Florida (2013-2015); President of Baha Mar Resorts, Ltd., a resort development in Nassau, Bahamas (2006-2012); Group Managing Director, Hong Kong Disneyland (2001-2006); Senior Vice President, Walt Disney World Operations (1998-2001).

Qualifications: Mr. Robinson provides our Board with over 40 years of operational leadership experience with companies providing hospitality consulting, rail service, lodging, entertainment and food service, including a 33-year career with Disney. Mr. Robinson is an NACD Board Leadership Fellow.

Other Public Company Boards: Prior - SeaWorld Entertainment, Inc.

Laysha Ward Director Since 2010 Age 53

Occupation: Executive Vice President and Chief External Engagement Officer, Target Corporation (2017-present); Executive Vice President & Chief Corporate Social Responsibility Officer, Target Corporation (2014-2017); President, Community Relations, Target Corporation (2008-2014); Vice President, Community Relations, Target Corporation (2003-2007).

Qualifications: Ms. Ward provides our Board with over 25 years of retail industry leadership experience at Target Corporation in external stakeholder engagement, corporate responsibility, communications, diversity and inclusion, reputation and crisis management, demographic/segmentation customer relations, and strategic planning. In 2008, President George W. Bush nominated and the U.S. Senate confirmed Ms. Ward to serve on the board of directors of the Corporation for National and Community Service (CNCS), the nation’s largest grant maker for volunteerism and service. Her term continued through the Obama Adminstration. Ms. Ward is an NACD Board Leadership Fellow.

Other Public Company Boards: Current - United Airlines Holdings, Inc.

F. Mark Wolfinger Director Since 2011 Age 65

Occupation: President of Denny’s Corporation (February, 2020-present); Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Denny’s Corporation (2008-February, 2020); Executive Vice President, Growth Initiatives and Chief Financial Officer of Denny’s Corporation (2006-2008); Chief Financial Officer of Denny’s Corporation (2005-2006).

Qualifications: Mr. Wolfinger provides our Board with nearly 40 years of strategic and financial leadership experience in the retail and restaurant industries. Previous roles include Chief Financial Officer of Danka Business Systems and senior financial positions with Hollywood Entertainment, Metromedia Restaurant Group (operators of Bennigans, Ponderosa Steakhouse, and Steak & Ale), and the Grand Metropolitan PLC.

Director Term Limits and Retirement Age

We do not believe that arbitrary limits on the number of consecutive terms a director may serve are appropriate in light of the substantial benefits that result from a continued focus on the Company’s business, strategy and industry over a significant period of time. We do value fresh perspectives and ideas which enhance and benefit our brand’s competitive performance, and therefore we seek to have a mix of director short-term, mid-term and long-term tenures on our Board, as demonstrated in the bar chart below which reflects the Board’s projected composition following the election of directors at the Annual Meeting. Within these parameters, each individual’s performance and continued contribution is assessed by the Corporate Governance and Nominating Committee in connection with the annual renomination determination.

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Director Term Limits and Retirement Age

Under the Company’s Corporate Governance Policy, the standard retirement age for the Company’s directors is 75. It is the general policy of the Corporate Governance and Nominating Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age. The Board, however, may waive the mandatory retirement age for a specific director in its sole discretion.

Board Tenure

Corporate Governance

The Board has determined that, except as noted immediately below, each current member of the Board is independent under the Nasdaq listing standards and the rules and regulations promulgated by the SEC. Messrs. Miller and Wolfinger, as executive officers of the Company, are not deemed to be independent.

There are three standing committees of the Board: the Audit and Finance Committee, the Compensation and Incentives Committee, and the Corporate Governance and Nominating Committee. Each committee consists solely of independent directors as defined by Nasdaq listing standards applicable to each committee. The Audit and Finance Committee currently consists of Messrs. Dedrick, Gutiérrez, Marks and Robinson and Ms. Lauderback, with Mr. Gutiérrez serving as chair. The Compensation and Incentives Committee is currently comprised of Mss. Lauderback and Ward and Messrs. Dedrick and Gutiérrez, with Mr. Dedrick serving as chair. Mss. Aulestia, Lauderback and Ward and Mr. Robinson currently make up the Corporate Governance and Nominating Committee, with Mr. Robinson serving as chair. In conjunction with the election of directors at the Annual Meeting, the Board will make committee assignments for the upcoming year. For a description of our code of ethics, see the “Code of Ethics” section elsewhere in this Proxy Statement.

Set forth below is information regarding each committee of the Board.

Audit and Finance Committee

Summary of Responsibilities. The Audit and Finance Committee (the “Audit Committee”), which held ten meetings in 2020, has been established by the Board to assist the Board in fulfilling its responsibilities toward stockholders, potential stockholders and the investment community to oversee the Company’s accounting and financial reporting processes and audits of the Company’s consolidated financial statements. The Audit Committee’s primary responsibilities include overseeing (i) the adequacy of the Company’s internal controls and the integrity of the Company’s accounting and financial information reported to the public, (ii) the qualification, independence and performance of the Company’s independent registered public accounting firm and its internal auditors, (iii) the appropriateness of the Company’s accounting policies, (iv) the Company’s compliance with legal and regulatory requirements, (v) the Company’s risk assessment and management practices including, but not limited to, the Company’s fraud risk assessment practices, cybersecurity and other information technology risks, and (vi) the Company’s finance activities, including but not limited the Company’s financial structure and strategy, hedging transactions, share repurchase policies and financing arrangements, while providing and maintaining an avenue of communication among the Audit Committee, the independent registered public accounting firm, internal auditors, the Company’s compliance officer, management and the Board. The Audit Committee has a written charter, which it reviews and assesses the adequacy of at least annually and amends and updates as needed. For a complete description of the Audit Committee’s powers, duties and responsibilities, see the charter of the Audit Committee available to stockholders on the Company’s website at www.dennys.com.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee meets the definition of independence for audit committee members set forth under Nasdaq listing standards and the rules and regulations promulgated by the SEC.

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Audit Committee Financial Experts. The Board has determined that three Board members currently serving on the Audit Committee, José M. Gutiérrez, Robert E. Marks and Donald C. Robinson, are Audit Committee Financial Experts, as that term is defined by the SEC, based upon their respective business experience and educational backgrounds. Mr. Gutiérrez has more than 20 years of accounting, business and financial experience in investor relations, audit, mergers and acquisitions which required the analysis of financial statements that present a breadth and level of complexity of the same or greater complexity as that of the Company. Mr. Marks has experience analyzing and evaluating financial statements (of the same or greater complexity as the Company’s) during his more than 30 years of work in private equity investments, serving more than 15 different industries. Mr. Robinson during his 40-plus years of operational leadership experience has had responsibility for the preparation and oversight of financial statements (of the same or greater complexity as the Company’s) particularly in connection with his role with Disney operations in Hong Kong.

Audit Committee Report. The Audit Committee fulfilled its responsibilities under and remained in compliance with its charter during the fiscal year ended December 30, 2020.

•	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm.

•

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301, Communications with Audit Committees, and the SEC.

•

The Audit Committee has received the written disclosure and the letter from KPMG, required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from the Company.

•

The Audit Committee reviewed and discussed with management progress on the Company’s enterprise risk management processes including the evaluation of identified risks and alignment of Company processes to manage the risks within the Company’s approved strategies.

•

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020 for filing with the SEC.

Audit and Finance Committee

José M. Gutiérrez, Chair

Gregg R. Dedrick

Brenda J. Lauderback

Robert E. Marks

Donald C. Robinson

Compensation and Incentives Committee

Summary of Responsibilities. The Compensation and Incentives Committee (the “Compensation Committee”), which held six meetings in 2020, is responsible for (i) overseeing the Company’s overall compensation program and philosophy, (ii) reviewing and approving the compensation of the Chief Executive Officer and senior management of the Company, (iii) administering the Company’s short- and long-term incentive plans and other stock or stock-based plans, (iv) overseeing the Company’s executive compensation disclosure and issuing the Compensation Committee’s report as required by the applicable rules and regulations governing the Company’s annual proxy statement, (v) reviewing and making recommendations to the Board regarding director compensation, (vi) overseeing the Company’s stock ownership guidelines, and (vii) overseeing the Company’s various benefit plans. The Compensation Committee has a written charter, which it reviews and assesses the adequacy of at least annually and amends and updates as needed. For a complete description of the Compensation Committee’s power, duties and responsibilities, see the charter of the Compensation Committee which may be found on the Company’s website at www.dennys.com.

Process for Determination of Executive and Director Compensation. Executive compensation is determined by the Compensation Committee pursuant to the authority granted to it by the Board. Director compensation is determined by the Board upon recommendation by the Compensation Committee. The Compensation Committee has engaged independent consultants (Pearl Meyer from September 2014 to December 2020, and FW Cook from January 2021 to present) and considered data and analysis prepared by these consultants regarding competitive pay practices among the Company’s peer group and the restaurant industry as a guide in determining the appropriate level of director and executive officer compensation. The Compensation Committee has assessed the independence of Pearl Meyer and FW Cook in their capacity as the compensation consultant to the Compensation Committee pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent either of them from serving as an independent consultant to the Compensation Committee.

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Corporate Governance

The Compensation Committee considered the recommendation of the Company’s Chief Executive Officer (the “CEO”) with respect to compensation levels of executive officers other than the CEO. When making compensation decisions, the Compensation Committee annually analyzes tally sheets prepared for each of the named executive officers (“NEOs”). These tally sheets were prepared by our human resources department and our compensation consultant. Each of these tally sheets presents the dollar amount of each component of the NEOs’ compensation, including current cash compensation (base salary and bonus), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. These tally sheets reflect the annual compensation for the NEOs (both target and actual), as well as the potential payments under selected performance, termination, and change-in-control scenarios.

The overall purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation of our NEOs, as well as information about wealth accumulation, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. For additional information regarding the process and procedures for determining executive and director compensation, see the “Executive Compensation – Compensation Discussion and Analysis” section elsewhere in this Proxy Statement.

Compensation Risk Assessment. For 2020, a group of senior management from various departments of the Company completed a process by which an assessment was made of the level and materiality of identified risks associated with the Company’s compensation practices and policies for its employees. This assessment was under the direction of the Compensation Committee and the findings were reviewed and discussed with the committee. Specifically, the Company’s incentive plans and compensation practices were evaluated in order to identify incentive factors utilized and the potential risks, applicable controls, and the risk mitigation practices in place with respect to such factors. Based on this assessment, the Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse impact on the Company.

Compensation Committee Interlocks and Insider Participation. The following persons served as members of the Compensation Committee during the fiscal year ended December 30, 2020: Gregg R. Dedrick, José M. Gutiérrez, Brenda J. Lauderback and Laysha Ward. No member of the Compensation Committee was an employee or officer of the Company during 2020 or anytime prior thereto. During 2020, none of the members of the Compensation Committee had any relationship, directly or indirectly, with the Company requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officers served on our Board or Compensation Committee.

Compensation Committee Report. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement and based on this review and discussion, the Compensation Committee has recommended to the Board that the “Executive Compensation – Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 30, 2020.

Compensation and Incentives Committee

Gregg R. Dedrick, Chair

José M. Gutiérrez

Brenda J. Lauderback

Laysha Ward

Corporate Governance and Nominating Committee

Summary of Responsibilities. The primary responsibilities of the Corporate Governance and Nominating Committee (the “Governance Committee”), which held five meetings in 2020, include (i) developing and recommending to the Board a set of corporate governance standards in the form of the Corporate Governance Policy for the Company, (ii) maintaining and monitoring compliance with the Corporate Governance Policy, (iii) monitoring the process of assessing the effectiveness of the Board and its committees, (iv) overseeing the Company’s insider trading policy, and (v) identifying individuals qualified to become Board members and recommending director nominees to the Board for election at the annual meeting of stockholders or when necessary to fill existing vacancies on the Board. Additionally, the Governance Committee is responsible for monitoring and safeguarding the independence of the Board, monitoring and overseeing senior management succession, overseeing director education, reviewing all related party transactions while monitoring compliance with the Company’s Related Party Transaction Policy and Procedures, monitoring and overseeing the Corporate Social Responsibility (“CSR”) program of the Company which includes receiving periodic reports regarding the Company’s CSR efforts and initiatives, monitoring and receiving periodic reports regarding the Company’s minority hiring and diversity promotional initiatives, monitoring and reviewing the overall adequacy of, and providing oversight with

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respect to the Company’s Environmental, Social & Governance (ESG) efforts and initiatives. All members of the Governance Committee are independent within the meaning of the Nasdaq listing standards and the rules and regulations promulgated by the SEC. The Governance Committee has a written charter, which it reviews and assesses the adequacy of at least annually and amends and updates as needed. For a description of the Governance Committee’s powers, duties and responsibilities, see the charter of the Governance Committee which may be found on the Company’s website at www.dennys.com.

Corporate Governance Policy and Practice. The Board and management clearly recognize the importance of a firm commitment to key corporate governance standards. Consequently, it is the goal of the Board and management to develop and adhere to a set of standards that not only complies to the letter with all applicable regulatory guidance, but implements “best practices” of corporate governance.

The Company’s Corporate Governance Policy is posted on the Company’s website at www.dennys.com.

Director Nominations Policy and Process. The Governance Committee will consider director-nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons to the Board for consideration as a nominee for election to the Board must send a written notice to the Governance Committee by mail addressed to the attention of the Secretary of Denny’s Corporation at the corporate address set forth above. The written notice must set forth (i) the name of each person whom the stockholder recommends be considered as a nominee, (ii) a business address and telephone number for each nominee (e-mail address is optional), and (iii) biographical information regarding each nominee, including the person’s employment and other relevant experience. To be considered by the Governance Committee, a stockholder director-nominee recommendation must be received no later than the 120th calendar day before the first anniversary date of Denny’s Corporation’s proxy statement prepared in connection with the previous year’s annual meeting. The Governance Committee did not receive any stockholder director-nominee recommendations by December 10, 2020, the applicable deadline for the Annual Meeting.

In addition, in accordance with the By-laws, stockholders may directly nominate persons for election to the Board at an annual meeting. Such nominations must be sent by written notice to the Secretary of Denny’s Corporation at the corporate address set forth above and must comply with the applicable timeliness and information requirements of the By-laws. Please see the “Other Matters – 2022 Stockholder Proposals” section elsewhere in this Proxy Statement for more information.

The Governance Committee believes that a nominee recommended for a position on the Board must meet the following minimum qualifications:

—	he or she must be at least 21 years of age;

—	he or she must have experience in a position with a high degree of responsibility in a business or other organization;

—	he or she must be able to read and understand basic financial statements;

—	he or she must possess integrity and have high moral character;

—	he or she must be willing to apply sound, independent business judgment;

—	he or she must have sufficient time to devote to being a member of the Board; and

—	he or she must be fluent in the English language.

Annually, the Governance Committee will identify the areas of expertise or skill needed on the Board for the upcoming Board term. The Governance Committee will identify potential nominees for director from (i) the slate of current directors, (ii) referrals from professional search firms, typically in those instances when the committee identifies a needed skill or expertise not possessed by the current slate of directors, and (iii) recommendations from stockholders.

The Governance Committee will evaluate a potential nominee by considering whether the potential nominee meets the minimum qualifications identified by the committee, as well as considering the following factors:

—	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;

—

whether the potential nominee has experience and expertise that is relevant to the Company’s business including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

—	whether the potential nominee is highly accomplished in his or her respective field;

—	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

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Corporate Governance

—

whether the potential nominee is independent, as defined by Nasdaq or other applicable listing standards and SEC rules, whether he or she is free of any conflict of interest or the appearance of any conflict of interest, and whether he or she is willing and able to represent the interests of all Denny’s stockholders;

—	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to the Board’s activities and to enhance his or her understanding of the Company’s business; and

—	how the potential nominee would contribute to diversity, with a view toward the needs of the Board.

The manner in which the Governance Committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a stockholder.

Additionally, with respect to an incumbent director whom the Governance Committee is considering as a potential nominee for re-election, the Governance Committee will review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

The Company paid fees to a professional search firm to help identify and evaluate potential nominees for director for 2021.

Board Diversity. The Governance Committee and the Board are committed to a diversified membership, with a particular emphasis on individuals who satisfy the factors outlined above and individuals with a wide variety of management, operating, and restaurant experience and skills, in addition to other attributes such as race, gender and national origin, as demonstrated in the circle charts below. The Governance Committee continually looks for opportunities to develop its diversity initiatives further.

Our Board Composition

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Succession Planning. Our Board maintains a critical focus on the Company’s succession plans. The Governance Committee has been charged with monitoring and overseeing the process of planning for CEO, senior management, and Board member succession. Under our succession planning process, the Governance Committee identifies and periodically updates the qualities and characteristics it believes are necessary for an effective CEO and senior officers. With these principles in mind, the committee periodically reviews the development and progression of potential internal candidates against these standards. Additionally, under the Company’s CEO emergency succession plans, critical advance planning for contingencies, such as the departure, death, or disability of the CEO or other top executives is set forth so that, in the event of an untimely vacancy, the Company has in place an emergency succession plan to facilitate the transition to both interim and long-term leadership. Equally important is planning for director succession. The Governance Committee periodically reviews the skills, characteristics, attributes and experiences of Board members to assure that the Board possesses the appropriate level of skill, experience and ability necessary to lead and govern the Company effectively.

Board Leadership Structure and Risk Oversight

The Company separates the positions of CEO and Board Chair and has appointed an independent Board Chair. The Company believes having a separate CEO and Board Chair is an important part of its overall commitment to the highest standards of corporate governance and believes that it allows the Board to effectively develop and oversee its business strategy and monitor risk. The separate positions also allow the Board to freely perform its management oversight function. Additionally, each member of the Board, with the exception of Messrs. Miller and Wolfinger, is independent under the applicable standards. It is the Board’s policy to appoint a Lead Director during any time when the Board Chair position is not held by an independent director. The responsibilities of the Lead Director, when applicable, would include (i) regularly meeting (by phone or in person) with the CEO to discuss the financial and operational status of the Company, (ii) staying abreast of Company issues in greater depth than required of other Board members in order to assist, if necessary, during the period of transition of Company leadership, and (iii) leading periodic executive sessions of the independent Board members. Our Board has determined that its current structure, with separate CEO and Board Chair roles and an independent Lead Director, if necessary, is in the best interests of the Company and its stockholders at this time.

The Board has the ultimate responsibility for risk management. However, the Board has delegated the responsibility of risk assessment and risk management to the Audit Committee. Periodically, with the assistance of management, the Audit Committee undertakes an extensive Company-wide risk assessment. This extensive risk assessment identifies the main strategic, operational, compliance and financial risks the Company is facing based on its strategic objectives. The assessment also identifies the steps that management is or should be taking to address and mitigate exposure to such risks, and the Audit Committee will periodically receive reports from management regarding the steps that management is taking to address and mitigate such risks.

Board Meeting Information

During 2020, there were 11 meetings of the Board. Each director serving on the Board in 2020 attended at least 75% of the meetings of the Board (and, as applicable, committees thereof) during the year. At each meeting, the Board holds a regularly scheduled executive session at which only independent directors are present.

COVID-19 Weekly and Bi-weekly calls with management. Additionally, during 2020 the Board held weekly virtual calls (from March 2020 to June 2020) with management to receive Company performance updates and to discuss issues related to the COVID-19 pandemic. Beginning in July 2020, these calls were extended to occur on a bi-weekly basis.

Communications Between Security Holders and Board of Directors

Security holders may send written communications to the Board or any one or more of the individual members of the Board by directing such communication to Denny’s Corporation by mail in the care of the Secretary, at our principal executive offices set forth above, or by e-mail to gsharpsmyers@dennys.com. All written communications will be compiled by the Secretary and promptly submitted to the individual director(s) being addressed or to the Chair of the committee whose areas of responsibility includes the specific topic addressed by such communication, or in all other cases, to the Board Chair.

Stockholder Engagement

The Company recognizes the value of the views and input of its stockholders. The Company periodically reaches out to and engages with its stockholders on various topics, including corporate governance, compensation, performance, strategy and other matters. We believe that having regular engagement with our stockholders strengthens our relationships with stockholders and helps us to better understand stockholders’ views on our policies and practices and other matters of importance to our business.

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Board Member Attendance at Annual Meetings of Stockholders

It is the policy of Denny’s Corporation that all of the members of the Board and all nominees for election to the Board at the annual meeting of stockholders attend such meeting except in cases of extraordinary circumstances. All of the directors attended the 2020 virtual annual meeting of stockholders.

Director Compensation

For a description of the compensation of directors, please see “Executive Compensation – 2020 Director Compensation” elsewhere in this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES TO THE BOARD OF DIRECTORS OF DENNY’S CORPORATION.

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SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a result of the adoption of the Sarbanes-Oxley Act of 2002, and related regulations adopted by the SEC and by each national securities exchange, audit committees of public companies are formally charged with the responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm that serves as the Company’s independent auditor. The Audit Committee takes this responsibility very seriously and for the fiscal year 2021, the Audit Committee has selected KPMG as the independent registered public accounting firm of the Company. This selection is submitted for ratification of and approval by the stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions. If the stockholders do not ratify this selection, other independent registered public accounting firms will be considered by the Audit Committee.

2020 and 2019 Audit Information

The following table presents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements and the audit of the Company’s internal control over financial reporting (“ICOFR”) for 2020 and 2019. In addition, the table presents fees billed for audit-related services, tax services, and all other services rendered by KPMG to the Company for 2020 and 2019.

	Year ended December 30, 2020		Year ended December 25, 2019
Audit Fees	$1,120,000	(1)	$1,025,000	(2)
Audit-Related Fees	47,000		62,000
Tax Fees	-		-
All Other Fees	-		-

Total Fees	$1,167,000		$1,087,000

(1)

Includes additional billing of $150,000 related to the comfort letter rendered in connection with the securities offering occurring in June 2020 and $150,000 related to additional audit effort associated with hedge dedesignation, impacts of the COVID-19 pandemic, and other matters.

(2)

Includes additional billing of $135,000 related to the 2019 audit. The billings primarily related to additional audit effort associated with refranchising, evaluation of deficiencies, critical audit matters and other matters.

In the above table, in accordance with applicable SEC rules:

•

“audit fees” are fees billed by the independent registered public accounting firm for professional services for the audit of the annual Consolidated Financial Statements included in the Company’s Form 10-K, audit of ICOFR, review of the Condensed Consolidated Financial Statements included in the Company’s Form 10-Qs, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including comfort letters, consents, and registration statements;

•

“audit-related fees” are fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements, and generally include fees for audits of the Company’s employee benefit plans and audit or attest services not required by statute or regulation;

•	“tax fees” are fees billed by the independent registered public accounting firm for professional services for tax compliance, tax advice, and tax planning; and

•	“all other fees” are fees billed by the independent registered public accounting firm for any services not included in the first three categories above.

The Audit Committee has considered and determined that the services for which audit-related and tax fees were billed were compatible with KPMG maintaining its independence.

Audit Committee’s Pre-approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The process for such pre-approval is typically as follows. Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. Additionally, the Chair of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve, where necessary, such services requiring pre-approval in between regularly scheduled Audit Committee meetings. The Chair will report any such decisions at the Audit Committee’s next scheduled meeting. In 2020, the services described above were pre-approved by the Audit Committee pursuant to the policy of the Audit Committee, and none of such services were approved pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION AND APPROVAL OF THE SELECTION OF KPMG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2021 FISCAL YEAR.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company provides stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly referred to as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation program.

As described in further detail in “Executive Compensation – Compensation Discussion and Analysis,” our compensation program is designed to attract, motivate and retain top-quality leadership talent while ensuring that their interests are aligned with the interests of our stockholders and that their efforts are focused on the Company’s key strategic objectives.

It is our firm belief that our executive compensation program, with its balance of annual cash incentives designed to reward the achievement of key performance goals set for the year and longer-term equity vehicles designed to reward executives for stock price performance over a longer term, compensates our executives for performance directly linked to stockholder value creation.

In addition, the Board has enacted a number of policies – including share ownership requirements, incentive clawbacks, the elimination of employment contracts and the elimination of tax gross-ups (except for certain limited gross-ups available to most salaried employees under the Company’s broad-based relocation policy) – which ensure that the Company’s practices are aligned with market-based best practices.

Stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and related narrative disclosure included in the “Executive Compensation” section of this Proxy Statement for more information regarding our compensation program.

We are asking stockholders to approve the compensation of our named executive officers as disclosed herein by adopting the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

17

APPROVAL OF THE DENNY’S CORPORATION 2021 OMNIBUS INCENTIVE PLAN

On March 31, 2021, the Compensation and Incentives Committee (the “Compensation Committee”) of the Board recommended that our Board approve the Denny’s Corporation 2021 Omnibus Incentive Plan (the “2021 Plan”) and submit the 2021 Plan to a vote of our stockholders. On that same day, our Board approved the 2021 Plan, subject to stockholder approval, and directed that the 2021 Plan be submitted to our stockholders for their approval at our Annual Meeting. If approved by our stockholders, the 2021 Plan will become effective as of the date of approval.

The 2021 Plan is intended to serve as the successor to the Denny’s Corporation 2017 Omnibus Incentive Plan (the “Prior Plan”). As of February 28, 2021, there were approximately 4.37 million shares of our Common Stock subject to outstanding awards and 770,000 shares of our Common Stock reserved and available for future awards under the Prior Plan. As noted below, the aggregate number of shares of Common Stock that may be issued under the 2021 Plan is up to 4.4 million, which represents a net increase of approximately 3.63 million shares over the number of shares remaining available for future awards under the Prior Plan. If our stockholders approve the 2021 Plan, all future equity awards will be made from the 2021 Plan, and we will not grant any additional awards under the Prior Plan after the effective date of the 2021 Plan. If stockholders do not approve the 2021 Plan, then the Prior Plan will remain in effect for purposes of granting awards to eligible participants.

A summary of the 2021 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2021 Plan, which is attached to this Proxy Statement as Appendix B.

Background and Purpose of the Proposal

Equity compensation has historically been a key element of our compensation program. The ability to grant equity and equity derivative awards is essential to our ability to attract and retain highly talented employees. Without the ability to grant such awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent. As of February 28, 2021, only 772,376 shares of Common Stock remain available for issuance under the Prior Plan. FW Cook, the independent compensation consultant for the Compensation Committee, assisted in determining the requested number of shares to be authorized for issuance under the 2021 Plan, including by providing its view of leading proxy advisory firms’ policies on equity-based compensation plans. For more information, please refer to “Key Data Relating to Outstanding Equity Awards and Shares Available,” below. We adopted the 2021 Plan in order to have a share reserve over approximately the next four to five years which will allow us to continue to provide equity-based incentives to eligible plan participants who are selected to receive awards under the 2021 Plan.

Promotion of Sound Corporate Governance Practices

The 2021 Plan includes a number of features intended to protect the interests of our stockholders and further reinforce and promote alignment of interests between our employees, non-employee directors and other eligible award recipients with the interests of our stockholders. These features include, but are not limited to, the following:

•	Limitation on Awards to Non-Employee Directors. The 2021 Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

•

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing; No Reload Options or SARs. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards. Reload grants of stock options and SARs are prohibited under the 2021 Plan.

•

No Liberal Share Recycling of Stock Options or SARs. Shares retained by or delivered to the Company to pay the exercise price or to satisfy tax withholding taxes in connection with the exercise of a stock options or SARs count against the number of shares remaining available under the 2021 Plan.

•

No Dividends on Unearned or Unvested Awards. Dividends or dividend equivalent rights will not be paid on unearned or unvested awards under the 2021 Plan. Stock options and SARs are not eligible for dividend equivalents.

•	Awards Subject to Clawback Policy. Awards under the 2021 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time.

•

No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the 2021 Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the Company. The 2021 Plan does not include a “liberal” change in control definition. We do not provide change in control excise tax gross-ups.

•	No Tax Gross-Ups. The 2021 Plan does not provide for any tax gross-ups.

•	No Liberal Change in Control Definition. The 2021 Plan defines change in control based on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.

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Approval of the Denny’s Corporation 2021 Omnibus Incentive Plan

Key Data Relating to Outstanding Equity Awards and Shares Available

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of February 28, 2021 (and without giving effect to approval of the 2021 Plan under this Proposal):

Prior Plan (as of February 28, 2021)
Total shares underlying outstanding stock options and SARs	0
Weighted average exercise price of outstanding stock options and SARs	N/A
Weighted average remaining contractual life of outstanding stock options and SARs	N/A
Total shares underlying outstanding full value awards(1)	4,368,429
Total shares currently available for grant(2)	772,376

1.	Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum achievement of all performance goals.

2.

If our stockholders approve the 2021 Plan, all future equity awards will be made from the 2021 Plan, and we will not grant any additional awards under the Prior Plan. In addition, the Equity Compensation Plan Information table at page 5 lists 704,166 shares available as of December 31, 2020 for certain “inducement awards” outside of any shareholder-approved equity compensation plan. Those shares were previously registered by the Company with the SEC for purposes of such inducement awards consistent with Nasdaq listing rules, but if the 2021 Plan is approved, those shares will not be used for any awards.

The aggregate shares shown above represent a fully-diluted overhang of approximately 7.4% based on the 64,144,845 Common Shares outstanding as of February 28, 2021. If the 2021 Plan is approved, the shares available for issuance would increase the overhang to approximately 12%. We calculate the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. The fair market value of a share of our common stock as of March 30, 2021 was $18.19.

Summary of the 2021 Plan

Purpose and Eligibility. The purpose of the 2021 Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers, directors and consultants of the Company and its affiliates to those of the Company’s stockholders, and by providing such participants with an incentive for outstanding performance. Any employee, officer, consultant or director of the Company or an affiliate is eligible to participate in the 2021 Plan. As of March 31, 2021, approximately 3,100 employees and seven non-employee directors were eligible to participate in the 2021 Plan.

Administration. The 2021 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant; determine all terms and conditions of such awards, including the number of awards to be granted and the number of shares or dollar value to which an award will relate; prescribe the form of award certificate; accelerate the vesting or exercisability of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2021 Plan; and make all other decisions and determinations that may be required under the 2021 Plan. The Compensation Committee may delegate its authority as permitted by the 2021 Plan and applicable law.

Awards. The 2021 Plan authorizes the granting of awards in the forms described below. The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, and/or other factors in the Compensation Committee’s discretion.

•

Options. Market-priced options to purchase shares of our Common Stock may be awarded under the 2021 Plan, which may be designated under the Internal Revenue Code of 1986 as currently in effect (the “Code”) as nonqualified stock options (which may be granted to all participants) or incentive stock options (which may be granted only to officers and employees). The maximum term of an option shall be determined by the Compensation Committee on the date of grant but may not exceed 10 years. The Compensation Committee will determine the method by which the exercise price may be paid, which may include cash payment, delivery of previously acquired shares, net settlement (the cancellation of a portion of the option to cover the cost of exercising the balance of the option), a broker-assisted market sale, or any other method approved by the Compensation Committee.

•

SARs. Stock appreciation rights give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date). The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years.

•

Restricted Stock. A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture restrictions during a restriction period if the specified vesting conditions are not satisfied. The Compensation Committee will determine the

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Approval of the Denny’s Corporation 2021 Omnibus Incentive Plan

Summary of the 2021 Plan

price, if any, to be paid by the participant for each share of Common Stock subject to a restricted stock award. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock. Any dividends that are paid with respect to the restricted stock before it is vested will either be reinvested in the form of additional shares (which will be subject to the same vesting provisions as the underlying restricted stock) or will be held by the Company and only distributed in the event that the underlying restricted stock becomes vested. If the underlying restricted stock is forfeited prior to becoming vested, accrued dividends will be forfeited as well.

•

Restricted Stock Units (“RSUs”). RSUs represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future, upon the achievement of vesting requirements.

•

Deferred Stock Units (“DSUs”). DSUs represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award certificate) at a time designated in the future by the Compensation Committee or, in the case of a voluntary deferral election, by the participant.

•

Other Stock-Based Awards. Other stock-based awards are awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of Common Stock, including purchase rights, or other rights or securities that are convertible or exchangeable into shares of Common Stock.

•

Dividend Equivalents. Dividend Equivalents may be granted in connection with an RSU, DSU or Other-Stock Based Award. For each unvested share of Common Stock underlying such award, a dividend equivalent entitles the participant to a payment (in cash or stock) equal to the amount of a dividend paid on a share of Common Stock, once the underlying share vests.

•

Performance Awards. Any award granted under the 2021 Plan, including a cash-based award, may have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation Committee. Performance-based vesting criteria may include, but need not be limited to: net earnings; earnings per share; net sales growth; net income (before or after taxes); profit (including net operating profit, economic profit and profit margin); revenues; return measures (including, but not limited to, return on assets, capital, investment, equity, or sales, and cash flow return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); earnings before or after taxes, interest, depreciation and/or amortization (EBITDA); adjusted income (before or after taxes); adjusted EBITDA; internal rate of return or increase in net present value; dividend payments to parent; gross margins; gross margins minus expenses; operating margin; share price (including, but not limited to, growth measures and total shareholder return); expenses and expense targets; working capital targets relating to inventory and/or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); comparisons to various stock market indices; comparisons to the performance of other companies; sales; working capital; franchise growth; market share; strategic business criteria (including, but not limited to, one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, reductions in errors and omissions, reductions in lost business, safety standards, management of employment practices and employee benefits, diversity goals, supervision of litigation and information technology, service or product quality, and quality audit scores); business expansion or consolidation (including, but not limited to, acquisitions and divestitures); productivity; same-store sales; customer counts; and customer satisfaction. Performance goals may be expressed in terms of Company-wide objectives or in terms of specific business units, regions, departments or functions.

Shares Available for Awards. The aggregate number of shares of Common Stock that may be issued under the 2021 Plan is (A) 4,400,000 shares minus (B) any shares with respect to awards that are granted under the Prior Plan after February 28, 2021 and before the effective date of the 2021 Plan, subject to proportionate adjustment in the event of stock splits and similar events (see “Antidilution Adjustments” below). In addition, if and to the extent that any awards granted under the Prior Plan terminate, expire, or are cancelled, cash-settled, or forfeited after the effective date of the 2021 Plan, the shares associated with such award will be added to the plan share reserve and become available for issuance under the 2021 Plan. Up to 4,400,000 shares may be awarded as incentive stock options under Section 422 of the Code.

Shares subject to awards under the 2021 Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again become available for future grants of awards under the 2021 Plan. In addition, shares delivered or withheld to satisfy the tax withholding requirements with respect to any award other than a stock option or stock-settled SAR (e.g., for awards of restricted stock, RSUs, DSUs, and other stock-based awards, including performance awards) will again become available for future grants of awards under the 2021 Plan. However, (i) shares delivered by the participant or withheld from an award to satisfy tax withholding requirements with respect to a stock option or stock-settled SAR, and (ii) shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. The total number of shares covering stock-settled SARs or net-settled options will be counted against the plan share reserve, not just the net shares issued upon exercise. The Compensation Committee may grant awards under the 2021 Plan in substitution for awards held by employees or directors of another entity who become employees or directors of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve. No awards may be granted under the 2021 Plan after May 19, 2031, the tenth anniversary of the 2021 Plan’s effective date.

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Approval of the Denny’s Corporation 2021 Omnibus Incentive Plan

Summary of the 2021 Plan

Non-Employee Director Limitations on Awards. No awards may be granted under the 2021 Plan during any one calendar year to a non-employee director that exceed, together with any cash compensation received for such service, (i) $500,000 for a non-employee director not serving as the Chairman, and (ii) $750,000 for a non-employee director serving as the Chairman, in either case based on the grant date fair value for accounting purposes in the case of stock options or SARs and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. The 2021 Plan permits disinterested members of the Board to make individual exceptions to this limit in extraordinary circumstances.

Repricing Prohibition. The Compensation Committee may not, without obtaining stockholder approval, reprice options or SARs. Repricing options or SARs includes: (i) changing the terms of an option or SAR to lower its exercise price or base price; (ii) taking any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an option or SAR at a time when its exercise price or base price is greater than the fair market value of a share in exchange for another award (unless such cancellation and exchange is in connection with a change in capitalization or similar event).

Treatment of Awards upon a Change in Control. Unless otherwise provided by the Compensation Committee:

•

Awards assumed or substituted by surviving entity. In the event of a change in control of the Company in which a successor entity assumes or otherwise equitably converts awards under the 2021 Plan, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the 2021 Plan), then:

¡	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

¡	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

¡

all performance-vesting awards will be deemed vested and earned based on the greater of (A) assumed target performance or (B) actual performance measure immediately before the change in control, with a payout to the participant within 60 days following the date of termination.

•	Awards not assumed or substituted by surviving entity. In the event of a change in control of the Company in which a successor entity fails to assume and maintain awards under the 2021 Plan:

¡	all outstanding options and SARs will become fully vested and exercisable;

¡	all time-based vesting restrictions on participants’ outstanding awards will lapse; and

¡

all performance-vesting awards will be deemed vested and earned as of the effective date of change in control based on the greater of (A) assumed target performance or (B) actual performance measure immediately before the change in control, with a payout to participants within 60 days following the change in control.

As described below in the section entitled “Discretionary Adjustments,” the Compensation Committee may, in its discretion, take other actions with respect to outstanding awards in connection with a change in control.

Antidilution Adjustments. In the event of a transaction that causes the per-share value of the stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the plan share reserve under the 2021 Plan will be adjusted proportionately, and the Compensation Committee will make such adjustments to the 2021 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Compensation Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the 2021 Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding awards or the measure to be used to determine the amount of the benefit payable on an award; and (iv) any other adjustments that the Compensation Committee determines to be equitable. However, the Compensation Committee will not make any adjustments to outstanding options or SARs that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in shares, or a combination or consolidation of the outstanding stock into a lesser number of shares, the plan share reserve under the 2021 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically, without the necessity for any additional action by the Compensation Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

Discretionary Adjustments. Upon or in connection with the occurrence of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, change in control, combination or exchange of shares), the Compensation Committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than stock, (ii) that awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that awards will be assumed by another party to a transaction or

21

Approval of the Denny’s Corporation 2021 Omnibus Incentive Plan

Summary of the 2021 Plan

otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying stock, as of a specified date associated with the transaction, over the exercise or base price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. In addition, for each option and SAR with an exercise price or base price equal to or greater than the consideration offered in connection with any such transaction or event or change in control, the Company will not be required to make any payment to the person holding such option or SAR upon surrender of such option or SAR, and may cancel such option or SAR for no consideration. Such surrender shall take place as of the date of the transaction or event or change in control or such other date as the Compensation Committee may specify. The Compensation Committee’s determination need not be uniform and may be different for different participants whether or not such participants are similarly situated.

Amendments and Termination. The Board or the Compensation Committee may amend or terminate the 2021 Plan at any time without stockholder approval, except that if an amendment would, in the Board’s or the Compensation Committee’s reasonable opinion, materially increase the benefits accruing to participants, materially increase the number of shares available under the 2021 Plan, materially expand the class of participants eligible to participate in the 2021 Plan, materially extend the term of the 2021 Plan, or otherwise constitute a material change requiring stockholder approval under applicable law or exchange listing requirements, then the Board shall seek stockholder approval of such amendment. No amendment may be made to the provisions of the 2021 Plan regarding the repricing of stock options or SARs without stockholder approval. In addition, the Board may seek stockholder approval for any other amendment that the Board or Compensation Committee in its discretion believes that stockholder consent is necessary or advisable.

No termination or amendment of the 2021 Plan may, without the written consent of the participant, adversely affect an outstanding award. At any time and from time to time, the Compensation Committee may amend, modify or terminate any outstanding award without approval of the participant; provided, however that, subject to the terms of the applicable award certificate or other provisions of the 2021 Plan, such amendment, modification or termination will not, without the participant’s consent, materially reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an option or SAR for this purpose being calculated as the excess, if any, of the fair market value as of the date of such amendment or termination over the exercise price or base price of such Award). Notwithstanding the foregoing, amendments may be made to the 2021 Plan or outstanding awards to bring it or them into compliance with applicable law.

Limitations on Transfer; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. Except to the extent otherwise determined by the Compensation Committee, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution. A beneficiary, guardian, legal representative or other person claiming any rights under the 2021 Plan from or through a participant will be subject to all the terms and conditions of the 2021 Plan and any award agreement applicable to the participant.

Clawback Provision. Awards under the 2021 Plan will be subject to recoupment under applicable law or Company policy. In addition, the 2021 Plan gives the Compensation Committee the authority to provide in individual award agreements that a participant’s rights, payments and benefits thereunder will be subject to recoupment or forfeiture upon the occurrence of certain specified events. The 2021 Plan provides that by accepting awards under the 2021 Plan, participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any award or amount paid under the 2021 Plan subject to clawback.

Miscellaneous. Awards do not give participants stockholder rights unless and until shares of Common Stock are issued to such participants. Awards do not entitle any employee of other service provider to continue in the service of the Company or its affiliates. Awards will be subject to the Company’s policies on stock ownership, securities trading and hedging or pledging of securities, to the extent applicable.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the 2021 Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the 2021 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2021 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Denny’s 2021 Proxy Statement	22

Approval of the Denny’s Corporation 2021 Omnibus Incentive Plan

Federal Income Tax Consequences

Under the Code, a grant under the 2021 Plan of options, SARs, restricted stock, RSUs or DSUs, would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the 2021 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to certain caps on the deductibility of executive compensation imposed by Section 162(m) of the Code.

Nonqualified Stock Options. There will be no federal income tax consequences to the optionee upon the grant of a nonqualified stock option under the 2021 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax recognized by the optionee at the time of grant or upon exercise, although taxable income may arise upon exercise for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition (subject to caps imposed by 162(m) of the Code, as noted above). The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

SARs. A participant receiving a SAR under the 2021 Plan will not recognize income at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any cash consideration paid for the stock). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any cash consideration paid for the stock). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

RSUs and DSUs. A participant will not recognize income at the time an RSU or DSU award is granted. Generally, upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of an RSU or DSU award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any cash consideration paid for the stock or property).

Other Stock-based Awards. The U.S. federal income tax consequences of other stock-based awards will depend upon the specific terms of each award.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right. A participant will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the participant. The amount of that income will be equal to the fair market value of the cash, securities or other property received.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld in connection with an award under the 2021 Plan. The Company may require such obligations to be satisfied through share withholding or the delivery by the participant to the Company of previously acquired shares.

23

Approval of the Denny’s Corporation 2021 Omnibus Incentive Plan

New Plan Benefits

New Plan Benefits

If the 2021 Plan is approved by our stockholders, awards under the 2021 Plan will be determined by the Compensation Committee in its discretion, and it is therefore not possible to predict the number, name or positions of persons who will benefit from the 2021 Plan, if it is approved by stockholders, or the terms of any such benefits.

Vote Required

This proposal will be decided by a majority of votes cast on this matter. Abstentions and broker non-votes will not be counted in determining the number of shares voted “for” or “against” this proposal, and therefore will not affect the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DENNY’S CORPORATION 2021 OMNIBUS INCENTIVE PLAN.

Denny’s 2021 Proxy Statement	24

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This is an overview and analysis of the compensation objectives and policies for our named executive officers (“NEOs”) and the material compensation decisions we made with respect to these officers for 2020. This information should be read in conjunction with the compensation tables, related narratives, and notes contained in this Proxy Statement. This discussion focuses on the compensation awarded to, earned by, and paid to the following individuals, who were our NEOs for 2020:

Name	Position
John C. Miller	Chief Executive Officer(1)
Robert P. Verostek	Executive Vice President and Chief Financial Officer(2)
F. Mark Wolfinger	President(3)
Christopher D. Bode	Executive Vice President and Chief Operating Officer(4)
John W. Dillon	Executive Vice President and Chief Brand Officer(5)
Stephen C. Dunn	Senior Vice President and Chief Global Development Officer

(1)	Mr. Miller served in 2020 as our President and Chief Executive Officer (our principal executive officer) until he relinquished the role of President effective February 6, 2020.

(2)

Mr. Verostek served in 2020 as our Senior Vice President, Finance until he was promoted to Senior Vice President and Chief Financial Officer (our principal financial officer) effective February 6, 2020, and then to Executive Vice President and Chief Financial Officer effective February 2, 2021.

(3)

Mr. Wolfinger served in 2020 as our Executive Vice President, Chief Administrative Officer and Chief Financial Officer (our principal financial officer) until he was promoted to President effective February 6, 2020.

(4)	Mr. Bode served in 2020 as our Senior Vice President and Chief Operating Officer until he was promoted to Executive Vice President and Chief Operating Officer effective February 2, 2021.

(5)	Mr. Dillon served in 2020 as our Senior Vice President and Chief Brand Officer until he was promoted to Executive Vice President and Chief Brand Officer effective February 6, 2020.

The Compensation Discussion and Analysis (“CD&A”) is organized as follows:

25

Executive Compensation

Executive Summary

2020 Challenges. As we all know, 2020 was an unusual and challenging year for everyone. It was particularly challenging for Denny’s, our associates, and our franchise partners given the sudden and severe impact that the COVID-19 pandemic had on our business operations around the world. However, as expected, our people rose to the occasion, demonstrating a “scrappiness” that not only allowed us to “Survive” (i.e., weather the storm) but to “Thrive” (i.e., through the development of innovative new products, processes, and procedures that we expect will serve us well going forward) on the other side of the pandemic for years to come. The following is just a glimpse of the investments made and the results achieved in this challenging environment:

Investments	Results

•  Continued salaries for all unit-level management during periods the restaurants were closed

•  Continued Medical, Dental, and Vision insurance for all covered employees while on furlough at no cost to the employee

•  Continued 401(k) safe harbor match

•  Restructured field level plans to mirror the changes made to the Corporate Incentive Plan (“CIP”)

•  Extended Employee Assistance Plan services to all employees

•  Implemented a new paid leave program to provide salary continuation during COVID-19 illness or due to exposure at work

•  Provided over $15M in financial relief to franchise partners

•  Provided additional working capital relief/assistance to franchisees

•  Implemented an enhanced communication network

•  Enabled “work from anywhere” protocol

•  Reduced operating costs

•  Refined capital structure

•  Rapidly developed alternative service delivery models/offerings

•  Streamlined menus and added new products

•  Developed two virtual restaurant concepts

•  In 2020, mitigated permanent closings to a total of 73 (approximately only double the number of closings in a normal year)

•  Generated Adjusted EBITDA of $26.6M, well above the minimum Adjusted EBITDA forecast of $15.0M

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Executive Compensation

The impact of the COVID-19 pandemic on our business also required swift and innovative changes to our executive compensation program, including our incentive compensation programs. These changes were necessary to align interests, preserve a strong linkage between pay and performance, and retain the talent that has delivered strong results for stockholders, all in the context of an unprecedented global health crisis that massively disrupted dine-in restaurant businesses.

In years leading up to 2020 and the pandemic, Denny’s was delivering strong results for its stockholders, highlighted by the following Adjusted EBITDA(1), Diluted EPS(1), and Total Shareholder Return(2) metrics from 2017 to 2019:

Adjusted EBITDA

Diluted EPS

Total Shareholder Return (TSR)

(1)	Please refer to the reconciliation of Adjusted EBITDA and Diluted EPS in Appendix A to this Proxy Statement.

(2)	1 Yr. TSR from 12/26/18 - 12/25/19; 3 Yr. TSR from 12/28/16 - 12/25/19.

Executive Compensation Challenges We Faced in 2020. With regard to our executive compensation programs, the challenges faced by Denny’s were particularly acute given an aggregation of the following factors:

•

100% of Outstanding Long-Term Incentives, as of early 2020, were performance-based. In recent years (prior to 2020), we have provided 100% of our long-term incentive compensation opportunities for executives in the form of Performance Stock Units (PSUs) (i.e., shares only earned if three-year performance conditions are achieved), in contrast to other companies, and most of our peers, that also issue equity awards that vest based on service only.

•

2020 Performance Impacts Both 2018 and 2019 Long-Term Incentive Awards. The performance period on all PSUs is three years, resulting in two-thirds (2/3) of the performance period for the 2018-2020 award and one-third (1/3) of the performance period for the 2019-2021 award being completed prior to the impact of the pandemic. However, because the payout for the PSUs is cumulative, inconsistent performance during 2020 as a direct result of the pandemic would significantly impair executives’ ability to receive a payout on two years’ worth of strong performance relating to the previously issued long-term incentive grants.

•

50% of Outstanding PSUs were tied to an absolute financial metric. 50% of the PSUs granted in recent years were tied to company-specific financial metrics, as opposed to Relative TSR (rTSR). While rTSR retains incentive effectiveness in turbulent times because it measures performance relative to peers facing similar business conditions, company-specific performance goals established prior to the pandemic can lose their incentive value when the economic climate changes so precipitously that the metrics become unattainable. We operate in the casual dining sector, which was one of the most severely negatively impacted areas of the restaurant/consumer discretionary industry.

•

A significant retention risk was created for our leadership team. Our Compensation Committee concluded that the factors listed above created a significant retention risk for our leadership team as the financial portion of multiple outstanding PSU cycles were unlikely to payout for several years due to the impact of the pandemic.

Our Response to the Executive Compensation Challenges We Faced in 2020 (Why We Did; What We Did; When We Did It). To help address the retention risks described above, to motivate the management team to focus on stabilizing the business, and to address the remaining uncertainty related to the duration of the pandemic, we made the following adjustments to our compensation program in 2020:

•	Base Salary Reductions. Executives took voluntary base salary cuts for a quarter of 2020 to conserve cash.

•

Modification to 2020 Annual Cash Incentive Program. We replaced our 2020 annual Cash Incentive Program (CIP) with a “2nd Half of the year” incentive program that had a maximum payout opportunity equal to 50% of the target opportunity under the original CIP with 30% tied to key financial and operational objectives and 20% in the discretion of the Compensation Committee based on all relevant facts and circumstances.

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Executive Compensation

•

Tailored Design of 2020 Long-Term Incentive Program. We delayed making our 2020 long-term incentive awards until May 2020 (as opposed to our usual practice of making such awards in January/February) when we had greater visibility into the impact of the COVID-19 pandemic, making these awards at a reduced target long-term incentive value and in the form of time-vesting RSUs given the continued goal-setting challenges and the objective of enhancing near-term retention strength in a challenging environment.

•

Modification to 2018 PSUs. We modified the portion of the 2018-2020 PSUs (50%) that was tied to financial results (Adjusted EPS) to (i) truncate the performance period to end as of FYE 2019 (pre-pandemic) and (ii) pro-rate the payout based on that performance to two-thirds (2/3) in recognition of the shorter performance period, resulting in a payout of 100% on the Adjusted EPS component. We preserved full performance linkage on the rTSR component (50%) over the original three-year period.

•

Modification to 2019 PSUs. We modified the portion of the 2019-2021 PSUs (50%) that was tied to financial results (Adjusted EPS) by (i) eliminating the Adjusted EPS component, and (ii) instead, making 100% of the award tied to rTSR performance over the full three-year period, thus preserving full performance linkage on 100% of the award opportunity over the full three-year period.

In selecting these adjustments to our executive compensation program in 2020 over other alternatives, the Compensation Committee focused on the following key principles and considerations:

Key Principles	Key Considerations

•  Retain the leadership team

•  Retain linkage between pay and performance in a meaningful portion of our executive compensation arrangements

•  Share the pain with our stockholders

•  Do what is in the best interest of our stockholders

•  Do what is in the best interest of our associates and franchise partners

•  Be consistent with and reflective of past practices and performances but with an eye toward the future

•  Apply a consistent approach among the leadership team

•  Get this behind us so that we can focus on the future

•  The “2nd-Half of the year” incentive program retained a strong link to performance

•  Any payouts under our modified 2020 “2nd Half of the year” incentive plan were capped at 50% of the target opportunity under the original CIP

•  The modifications to PSUs retained a strong link to performance

•  The rTSR measurement against the S&P 600 Consumer Discretionary Index remains a high bar given the impact on casual dining vs. other index constituents

•  The use of RSUs for the 2020 grants enhanced near term retention

•  The use of 90-day average stock price for determining the number of RSUs granted in 2020 avoided excessive dilution given the depressed stock price

•  Everyone in the CIP and PSU programs were treated the same

Although the Compensation Committee believes that these types of interventions should seldom be considered and pursued, the Committee also believes that the unprecedented circumstances that Denny’s faced in 2020 made these interventions necessary and appropriate. The Committee also believes that the adjustments made were principles-based and appropriately balanced the needs of the Company, its franchise business partners, and its stockholders.

Keeping Stockholders Informed During an Uncertain Time

The Committee acknowledges the significance of these changes but believes that these actions were necessary to stabilize, motivate and retain an experienced management team and were in the best interest of stockholders during such an unprecedented time. As such, the Committee and the management team felt it important to be fully transparent about these changes in “real-time,” including by describing a number of these actions in 8-K filings on April 7 and October 1, 2020. Management also engaged in discussions with a number of our largest stockholders, representing more than 28% of our total stock ownership, specifically about the 2018 and 2019 PSU adjustments, and those stockholders indicated that they understood the rationale for the adjustments and expressed no objections.

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Executive Compensation

General Compensation Practices

Our Historical Pay-for-Performance Alignment. The following graph shows the CEO’s target bonus opportunity compared to his actual bonus earned over the last three years, which demonstrates the Company’s pay for performance philosophy in action. There is clear directional alignment between the Company’s TSR performance and the CEO’s annual bonus achievement over this period, during which the Company’s TSR performance was at the 64th percentile of its current peer group.

CEO 3-YEAR TARGET & ACTUAL BONUS / DENN INDEXED TSR
DENN Indexed TSR
2018
Actual bonus is 68% of target bonus
2019
Actual bonus is 100% of target bonus
2020
Actual bonus is 50% of target bonus
$200
$150
$100
$50
$0
INDEXED TSR
$896
$607
$900
$900
$1,042
$521
Target Bonus
Actual Bonus
Target Bonus
Actual Bonus
Target Bonus
Actual Bonus

Bonus amounts in $000s; actual bonuses as earned under the CIP and reflected in the Non-Equity Incentive Plan Compensation column of the SCT

Our Compensation and Corporate Governance Structures Reflect Best Practices. The Company diligently listens to its stockholders and monitors and adopts best practices in its compensation structure and related areas of corporate governance. Our compensation and governance practices such as our stock ownership guidelines, compensation clawback, anti-hedging and anti-pledging policies are “best practices” and are integral parts of our compensation philosophy.

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Some of Our NEOs and Our Directors (On Average) Own Company Stock Well in Excess of Our Stock Ownership Guidelines. Some of our NEOs and our outside directors (on average) have satisfied our stock ownership requirements well in excess of the guidelines as demonstrated in the chart below:

(1)	Actual share multiple as of February 26, 2021, based upon the 50-day average trading price per share of Denny’s Common Stock of $15.64.

(2)	Required stock ownership/retention levels for directors and executive officers are based upon the following multiples:

Multiple
Directors and CEO	5 X cash board retainer / base salary
President and Executive Vice Presidents	3 X base salary
Senior Vice Presidents and Vice Presidents	1 X base salary

For more information regarding our stock ownership guidelines applicable to the NEOs and directors, see “Compensation and Corporate Governance Best Practices - Stock Ownership Guidelines” in this CD&A.

Consideration of Previous Say-On-Pay Vote

Our Say-on-Pay vote results over the past three years demonstrate consistently strong stockholder support for our executive compensation program, as summarized in the table below:

Say on Pay	2020	2019	2018
Percentage in Favor(1)	97.2%	98.9%	99.5%

(1)	As a percentage of the votes cast for and against not including votes abstained and broker non-votes.

The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the results of the 2020 advisory say-on-pay vote, the Compensation Committee concluded that the compensation paid to our NEOs and the Company’s overall pay practices have strong stockholder support.

The Compensation Committee did not take any actions with respect to the design of the 2020 or 2021 executive compensation program based on the say-on-pay advisory vote. Future advisory votes on executive compensation will serve as an additional tool to guide the Compensation Committee in evaluating the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders.

At the 2017 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation occur annually. Consistent with this preference, the Board determined to continue having an advisory vote on executive compensation every year until the next required advisory vote on the frequency of stockholder votes on the compensation of executive officers, which will occur at the 2023 annual meeting of stockholders.

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Executive Compensation

Compensation Objective and Design

The Compensation Committee has developed compensation programs for the Company’s NEOs with guidance and analysis from its independent consultants, Pearl Meyer (through December 2020) and FW Cook (beginning January 2021). The overall design objectives of our compensation programs are to attract, develop, motivate and retain top-quality leadership talent, while ensuring that their interests are aligned with the interests of our stockholders and that their efforts are focused on the Company’s key strategic objectives. When evaluating and designing compensation programs, the Compensation Committee reviews market survey data, proxy statements filed by our restaurant peer group companies, and industry compensation practices.

The Company’s incentive strategy is designed to be integrated across different time frames, performance metrics, and types of payout. The goal is to reward executives for the achievement of performance goals that are directly linked to stockholder value creation. Our annual cash incentives are designed to reward the achievement of key Company performance targets set for the applicable fiscal year. Historically, longer-term equity incentives have been designed to reward executives for stock price performance relative to the Company’s peer group and earnings growth over two and three-year periods.

Historically, the Company has utilized a compensation structure consisting of the following elements:

During 2020, our executive officers were provided with a compensation package that included the following elements:

•

Base Salary, consisting of a fixed portion of cash compensation, the levels of which are based on competitive market data taking into consideration an individual’s experience and performance sustained over a substantial period of time,

•

Annual Cash Incentive opportunities (bonus) through the Corporate Incentive Plan (CIP), consisting of cash payments based on the Company’s achievement of certain financial and operating performance targets, with the addition of a discretionary component under the unique circumstances of 2020 (as further described under the Annual Cash Incentives section of this CD&A),

•

Long-Term Equity Incentives through awards granted under the Long-Term Incentive Plan (LTIP), consisting of performance share units (PSUs) in prior years, but granted as time-vested restricted stock units (RSUs) under the unique circumstances of 2020, and

•

Other Benefits/Perquisites that include benefits generally available to other salaried employees, such as retirement, health care, and relocation assistance designed to provide financial safeguards to executives together with limited perquisites such as car and telecommunication allowances that have a direct business purpose.

Each of these compensation elements is described and analyzed in further detail in the tables and narrative that follow. Additionally, under limited circumstances, discretionary bonuses and other awards may be utilized to recognize individual performance or for inducement during the hiring process. Such awards are intended to reward extraordinary performance and attract top executive talent while retaining executives through long-term vesting and potential wealth accumulation. The Compensation Committee generally targets market median along with the consideration of other factors when determining the appropriate level and amount of these compensation elements for each of our executive officers.

Role of Peer Companies and Competitive Market Data

To assist in evaluating and determining competitive levels of compensation for the various elements of executive pay in 2020, the Compensation Committee reviewed and considered various sources of data which included:

•

Published compensation surveys (covering the chain restaurant industry) and public and private executive compensation surveys specific to the retail and food services industry, which provide aggregated information on base salary, total cash compensation (base salary and bonus), and total direct compensation (base salary, bonus and long-term incentives) for various executive positions.

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•

Data from proxy statements collected and analyzed from a peer group of 16 restaurant companies operating in the family dining, casual and quick service segments, as further described below under “How Peer Companies are Determined.” This restaurant peer group consisted of the following companies:

BJ’s Restaurants, Inc.	El Pollo Loco Holdings, Inc.	Shake Shack Inc.
Bloomin’ Brands, Inc.	Fiesta Restaurant Group, Inc.	Texas Roadhouse, Inc.
Brinker International, Inc.	Jack in the Box, Inc.	The Cheesecake Factory Incorporated
Cracker Barrel Old Country Store, Inc.	Nathan’s Famous, Inc.	Wingstop Inc.
Del Taco Restaurants, Inc.	Red Robin Gourmet Burgers, Inc.
Dine Brands Global, Inc.	Ruth’s Hospitality Group, Inc.

The Compensation Committee uses a separate peer group to measure the relative TSR performance for PSU awards, although as noted above no such PSU awards were granted for 2020.

How Peer Companies are Determined. The Compensation Committee, in September 2019, reviewed the peer group to be utilized in 2020 and determined that the size of the peer group needed to be increased due to the fact that the 2019 peer group (although reasonable from the perspective of industry and size comparability) had been reduced to only 12 peers due to the elimination of companies that had been acquired or had gone “private” during 2019. Accordingly, the committee approved the addition of four companies to the peer group for 2020 (i.e., Bloomin’ Brands, Wingstop, Shake Shack, and Ruth’s Hospitality Group) in order to improve the sample size while maintaining industry and size comparability, resulting in the peer sample size of 16 companies set forth above.

We have developed this peer group for compensation purposes according to the following multiple selection criteria:

•	Global Industry Classification Standard code sub-industry: Restaurant companies

•	Franchised organization: Target restaurants with franchised sales representing a large portion of system-wide sales/units

•	Annual system-wide sales: Ranging from approximately one-third to three times Denny’s annual system-wide sales

•	Market capitalization: Ranging from approximately one-fifth to five times Denny’s market capitalization

•	Direct competitors: For business and management talent

Why We Use System-Wide Sales and Not Corporate Revenues When Selecting Peer Companies. We believe system-wide sales is the best measure of company size and complexity for a highly-franchised business model like ours. Although we do not own and operate most of the Denny’s restaurants, we do own the Denny’s brand, develop and help execute the overall strategy for the entire system of Denny’s restaurants, manage all research and development with respect to menu offerings, pricing and restaurant décor, provide site selection and restaurant development services to our franchise partners, and guide and recommend the adoption of technology, work processes, and staffing models that positively affect the customer experience over our entire system of restaurants. Our corporate revenue alone does not capture the full scope and complexity of effectively managing the Denny’s organization. Furthermore, we compete for talent with companies of comparable size, regardless of their business model (company-owned vs. franchised), and therefore, believe system-wide sales is the proper basis for selecting peer companies for compensation benchmarking purposes. However, as mentioned above, we also consider other important measures when selecting our restaurant peer group, including industry focus, business model, and market capitalization.

Use of Competitive Market Data. The Company strives to provide total pay opportunities that are within a competitive range relative to the median of our restaurant peer group and that are aligned with survey-based data. Company incentive plans are designed to have significant differentiation in payouts based on performance. As a result, actual compensation payouts are intended to be market appropriate and performance aligned. Benchmark data is only one of many factors that we consider when making pay determinations. Other important factors include, but are not limited to, Company performance, individual executive performance, internal equity among our leadership team, executive tenure, retention priorities, and succession planning. The Compensation Committee annually analyzes tally sheets for each NEO (as further described in the “Compensation and Incentives Committee” section of this Proxy Statement). This review helps ensure that (i) executive compensation decisions are aligned with stockholder interests, (ii) termination provisions are appropriate and aligned with market practices, and (iii) the value of executive share holdings and unvested incentives aligns with changes in stockholder value.

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Executive Compensation

Base Salary

How Amounts are Determined. In general, the Compensation Committee considers a variety of factors when setting base salaries for executive officers, including market information, experience, tenure with the Company, individual performance, and internal pay equity. The Compensation Committee annually reviews the performance and scope of responsibility of our NEOs to determine whether adjustments to base salaries are appropriate in light of individual and Company performance, as well as overall market conditions and peer proxy data.

Salary Adjustments for 2020. The adjustments to the annual base salaries of our NEOs in fiscal year 2020 included increases for Mr. Miller (from $900,000 to $925,000), Mr. Verostek ($300,000 to $375,000 in connection with his promotion to Senior Vice President, Chief Financial Officer), Mr. Wolfinger (from $550,000 to $575,000), Mr. Bode ($383,000 to $395,000), Mr. Dillon (from $385,000 to $400,000), and Mr. Dunn ($362,000 to $375,000) as well as the temporary reductions due to the COVID-19 pandemic noted below.

Voluntary Salary Reductions due to the COVID-19 pandemic. From April 2, 2020 through June 24, 2020, in an effort to conserve Company cash due to the financial uncertainties surrounding the COVID-19 pandemic, our NEOs and executive officers took voluntary reductions in their base salaries ranging from 15% to 50%.

Annual Cash Incentives

Initial 2020 Corporate Incentive Plan. For fiscal year 2020, the Compensation Committee, in December 2019, originally adopted the Company’s 2020 CIP providing our non-operations management and staff, including each of our NEOs, with an opportunity to earn an annual cash bonus based on the Company’s achievement of specified performance objectives set forth by two metrics: (i) US Systemwide Same-Store Sales, and (ii) Adjusted EBITDA.

The initial 2020 CIP differed from the 2019 CIP design by consolidating the 2019 CIP’s Company and Franchise Same-Store Sales metrics (weighted in 2019 at 25% and 15%, respectively) into a single US Systemwide Same-Store Sales metric weighted at 25% with the Adjusted EBITDA metric weighted at 75%. The goals utilized for the US Systemwide Same-Store Sales metric were based upon percentage increases as compared to the prior year. The initial 2020 CIP also continued the use of a modifier that could increase or decrease a participant’s annual earned bonus by 20% if the Same Store Guest Traffic metric, as measured over the year, was at least 1% above or below the benchmark performance level.

Under the initial 2020 CIP, each of our NEOs was eligible to earn a target incentive award (“Target Award”) equal to a percentage of the NEO’s base salary earned during fiscal year 2020, with the percentage varying depending on the NEO’s position. Target Awards were determined for participants based upon a review of competitive market practices and internal equity, including published survey data and proxy information from our restaurant peer group. The Target Awards for 2020 for Messrs. Miller, Verostek, Wolfinger, Bode, Dillon and Dunn were 110%, 70%, 90%, 70%, 80% and 70% of their respective base salaries earned during fiscal year 2020.

As noted above, the payouts under the initial 2020 CIP could be earned by our NEOs based on the Company’s achievement of pre-established goals under the two performance criteria, in addition to the 20% modifier. The amount of actual bonus earned could range from 0% of the Target Award, if performance fell below threshold goals, to a maximum of 200% of the Target Award, if maximum performance goals were met or exceeded. The performance goals and the levels of associated payouts for 2020 were as follows:

Initial 2020 CIP Performance Formula

	At Threshold		At Target		At Maximum
	Performance Goal	Payout (1)	Performance Goal	Payout (1)	Performance Goal	Payout (1)
US Systemwide Same-Store Sales (2)	0.0%	0.0%	+2.1%	25%	+6.0%	50%
Adjusted EBITDA (3)	$80.2MM	0.0%	$100.2MM	75%	$120.2MM	150%

Total (4)		0.0%		100%		200%

(1)	As a percentage of a participant’s Target Award.

(2)	Based upon percentage increases as compared to the prior year.

(3)	Please refer to the reconciliation of Adjusted EBITDA in Appendix A to this Proxy Statement.

(4)	Actual results that fall between threshold, target, and maximum performance levels are interpolated to compute payout amounts.

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Executive Compensation

Mid-Year Adjustments to the 2020 CIP. By mid-2020, it was apparent that the dramatic effects of the COVID-19 pandemic had rendered our previously-established financial goals as irrelevant and unattainable. Our board recognized the need to reward and incentivize our non-operations management and staff, including each of our NEOs, for a performance necessary to not only “survive” the effects of the pandemic, but also to set Denny’s in a strong position to “thrive” on the other side of the pandemic. Consequently, based upon the recommendations of our compensation consultants and the Compensation Committee, in July 2020 the Board approved an adjusted 2020 CIP (the “2020 CIP - 2nd Half Plan”) that would award a fixed 30% payout opportunity, if certain objectives and criteria were achieved, subject to an additional discretionary payout between 0% and 20% (to be determined by the Compensation Committee in December 2020) for a total payout opportunity of 50% of Target Awards.

2020 CIP - 2nd Half Plan Results. The following table sets forth (i) the objectives and criteria required for payment of the 30% fixed payout under the 2020 CIP - 2nd Half Plan; and (ii) the completion results for each required objective and criteria:

Criteria/Objectives	Successfully Completed/Achieved
General
• Annual Adjusted EBITDA >$15M forecast (1)(2)	✓
• Payment of the bonus must not create default of debt covenants	✓
Reaction to COVID-19’s impact
• Implement enhanced communication network focused on keeping our Board of Directors, Leadership Committee and Franchisees informed on a contemporary basis	✓
• Enable “work from anywhere” protocol including continued technology, business process, and collaboration capabilities with the ability to apply more permanently where appropriate	✓

•  Streamline organizational structure, identified additional cost savings initiatives, maximized applicable governmental stimulus programs, and prioritized capital investments to bolster both Adjusted EBITDA and Adjusted Free Cash Flow

✓

•  Engage both landlords and lenders on behalf of franchisees securing over $3M in rent relief, negotiating principle and interest deferrals, and facilitating the procurement of loans to eligible franchisees through the Paycheck Protection Program (PPP)

✓

•  Reinforce capital structure through a bank amendment and equity offering to ensure compliance with debt facility covenants and to provide the necessary liquidity required to weather a prolonged COVID-19 impact (through the end of 2021)

✓
Reopening
• Develop standards and tools required to operate restaurants impacted with capacity restrictions ensuring the health and safety of both our guests and employees	✓
• Optimize menu to allow for efficient production of guest preferred items and backstop Brand Building Fund to allow for adequate media during the second half of the year with a focus towards value	✓
Repositioning for the Future

•  Refocus strategic initiatives towards those with the highest return in a capital constrained environment, all the while capitalizing on the emerging trends of virtual restaurant concepts, stream-lined menus, alternative dining venues and the technology to support our Company and Franchise system

✓

(1)	Actual Adjusted EBITDA achieved in 2020 was $26.6 million.

(2)	Please refer to the reconciliation of Adjusted EBITDA in Appendix A to this Proxy Statement.

In December 2020, the Compensation Committee reviewed our performance to determine whether to award any of the 20% discretionary pool amount of the 2020 CIP - 2nd Half Plan. Based upon numerous factors, highlighted by the following, the Committee determined to award an additional 20%, for a total payout under the 2020 CIP - 2nd Half Plan of 50% of Target Awards:

•	The Denny’s leadership and management teams performed strongly during the 2nd half of the year under extremely challenging and unprecedented circumstances.

•

The Denny’s leadership team took difficult actions to position the Company for successful growth after the pandemic, including actions to reduce costs, maintain financing, and ensure employee and customer safety.

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•

The Denny’s leadership and management teams led the Company in developing innovative responses to the business challenges created by the pandemic, including the rapid deployment of alternative service delivery models/offerings, streamlined menus, new products, and two new virtual restaurant concepts;

•

The Denny’s leadership and management teams ensured that the Company proactively supported its franchisees to weather the pandemic’s business impacts, including over $15 million in direct financial assistance to franchisees and other working capital relief and assistance; and

•

The Denny’s leadership and finance teams secured a second amendment of our credit facility as a precautionary measure to provide relief from maintenance covenants in 2021 as the resurgence in COVID-19 cases impacted our ability to drive sales beyond 70% of 2019 levels in the fourth quarter of 2020.

Payouts under the 2020 CIP - 2nd Half Plan. Payouts under the 2020 CIP - 2nd Half Plan to our NEOs were as follows:

Executive Officer	Target Opportunity (1)	Annual Target Award (2)	Actual Payout
John C. Miller	110%	$1,041,574	$520,787
Robert P. Verostek	70%	$264,520	$132,260
F. Mark Wolfinger	90%	$533,944	$266,972
Christopher D. Bode	70%	$285,842	$142,921
John W. Dillon	80%	$325,786	$162,893
Stephen C. Dunn	70%	$271,196	$135,598

(1)	As a percentage of a participant’s base salary earned during fiscal year 2020, not reflecting the voluntary base salary reductions during the year.

(2)

The Annual Target Award is based upon the NEO’s base salary earned during the year and reflects changes, if any, to their base salaries during fiscal 2020 pursuant to the terms of the 2020 CIP, not reflecting the voluntary base salary reductions during the year.

Our 2021 Bifurcated CIP Structure. For 2021, the Compensation Committee approved, based upon recommendations from the Company’s compensation consultants, a bifurcated 2021 CIP structure of two six-month programs measuring the following:

Denny’s 2021 Bifurcated CIP Program

January - June 2021	July - December 2021
Net Openings (10%)	Sales as a % of 2019 (30%)
Adjusted EBITDA (10%)	Adjusted EBITDA (30%)
Net Credit Facility Balance (10%)
Virtual Restaurants Opened (10%)

Key Design Features:

•	All metrics are objective and quantifiable;

•	The metrics for the 2nd half of the year (July - December 2021) have a heavier weighting (totaling 60%) with a potential maximum of 120%;

•	The maximum payout associated with performance against the 1st half metrics in the aggregate cannot exceed target, or 40% of the total payout for the year;

•	As such the program has a total January to December 2021 potential payout of 160%, versus the traditional CIP payout maximum percentage of 200%.

The decision to bifurcate the 2021 CIP was based primarily upon the following factors:

•

It acknowledges the difficulty of setting reasonable annual financial goals in light of continued uncertainty related to the pandemic and our ability to open locations, especially given our heavy concentration of restaurants in California;

•	Bifurcation of short-term bonus programs into two six-month periods grants more line of sight to participants;

•	Allows management to focus on key initiatives to stabilize operations; and

•	The metrics utilized will balance financial obligations, company profitability, and new concept design and consumer trends.

Once the environment permits, the Committee intends to shift back to a more traditional annual incentive program.

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Executive Compensation

Long-Term Equity Incentives

Overview. A key component of the total compensation package of our executive officers is a long-term equity incentive program designed to meet the following objectives:

•	Reward long-term Company profitability and growth

•	Promote increased stockholder value and align our executives’ interests with the interests of our stockholders

•	Offer competitive awards aligned with market practice

•	Promote stock ownership among executives

•	Encourage a long-term perspective among executive officers

•	Provide an incentive for executives to remain with the Company

One-Time Adjustments to Our 2020 Long-Term Incentive Plan (LTIP). Timing of the adoption of the 2020 LTIP was delayed from its normal January/February timeframe due to a redesign of our overall LTI program only to find that the economic and financial impact of the COVID-19 pandemic on the restaurant industry made adoption of the program even more difficult as the year progressed. Common concerns facing companies that had delayed their LTI awards in 2020 were with (i) the ability to set multi-year goals for PSUs in the existing environment of a pandemic, (ii) granting equity when the company’s stock price is depressed, and (iii) the optics of granting equity when other compensation elements were being reduced.

Given these concerns, along with the fact that many of the companies that we benchmarked (among industries severely impacted by the pandemic), were, in response to the COVID-19 pandemic, changing their equity award mix (i.e., not awarding PSUs) and/or changing their methodology for determining the size of awards to grant, we determined for 2020 to make the following one-time LTI design adjustments:

•

Awarded the 2020 LTIP award as time-vested RSUs: The Compensation Committee determined not to use any PSUs for the 2020 LTIP because the business environment was too challenging and uncertain to establish meaningful multi-year performance goals.

•

Used a two-year cliff vesting schedule: The Compensation Committee believed that a two-year cliff vesting schedule, with vesting to occur in May 2022, appropriately encouraged retention and was a balanced approach given the reduced target value used for the awards.

•

Used a 90-day average stock price for determining the number of RSUs granted: Given the significant and sudden drop in our stock price triggered by market concerns and uncertainty about the pandemic, the Compensation Committee decided to use a 90-day trailing average stock price to determine the number of RSUs granted, rather than a “snap shot” grant date closing price. Because the 90-day average price was greater than the grant date price, this resulted, as intended, in the grant of fewer RSUs than had this adjustment not been made. The grant date fair values of these awards in the Summary Compensation Table are therefore lower than the dollar value used by the Compensation Committee in approving the awards.

•

Used a reduced dollar value for determining the RSU awards: Using a 90-day trailing average stock price to determine the number of RSUs granted resulted in a reduced grant value of the awards (i.e., approximately 86% of the target grant value).

In 2020, Adjustments were made to the 2018 and 2019 LTI Programs. LTIP awards for 2018 and 2019 were made to our NEOs 100% as PSUs earned over three-year performance periods based on our performance against two equally-weighted goals, one based on our Adjusted EPS Growth and the other on our Relative TSR. The 2020 business disruptions resulting from the COVID-19 pandemic, which could not have been foreseen when the 2018 and 2019 PSU awards were granted, rendered the threshold Adjusted EPS Growth goals for these awards unattainable, even though performance during 2018-2019 had been tracking above the maximum goals. To address the loss of retentive and incentive value due to these unforeseen events, the Compensation Committee took the following actions on the 2018 and 2019 PSUs:

•

2018 PSUs: The EPS Growth metric for the 2018 EPS Growth PSUs was measured for the first two years of the performance period, 2018-2019, before the onset of the COVID-19 pandemic. That performance was above the maximum goal that had been set. Consequently, that portion of the award was then prorated to two-thirds (since two-thirds of the performance period had been completed before the pandemic). The resulting amount, which equals 100% of target (i.e., 150% performance times two-thirds), vested and was paid out on December 30, 2020, subject to continued employment. There was no modification to the relative TSR portion of the 2018 PSUs, which was achieved at 117.9% of Target, as described further below.

•	2019 PSUs: The Compensation Committee approved removal of the EPS Growth metric from the 2019 PSUs and will instead apply the rTSR metric to 100% of that award.

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Executive Compensation

In making these adjustments, the Compensation Committee carefully and extensively considered various factors, including: (i) the successful progress made against long-term financial targets prior to the unforeseen COVID-19-related business disruptions, (ii) the important steps taken by our NEOs and other leadership team members and employees to manage our business through the crisis by focusing their efforts on protecting the health and well-being of our guests, employees, franchisees and stockholders, and (iii) the need to ensure that we retain and motivate key employees to successfully drive our business forward beyond the pandemic to create additional long-term stockholder value. The Compensation Committee also considered how these adjustments fit within broader Company actions on compensation for our employees in the face of the pandemic, including (i) reduced executive base salaries, (ii) continued salaries for all Company unit-level management during periods Company restaurants were closed, (iii) continued medical, dental and vision insurance for all covered employees while on furlough at no cost to the employees, (iv) extended Employee Assistance Plan services to all employees , and (v) implementation of a new paid leave program to provide salary continuation during COVID-related illness or due to exposure at work.

Proactive Stockholder Engagement

In connection with the decision to adjust the 2018 and 2019 PSUs, we proactively engaged in September 2020 with a number of our largest stockholders representing more than 28% of our total stock ownership. Those stockholders acknowledged the rationale for the actions taken, especially given the challenging environment facing the Company, the strong performance leading up to the pandemic, the need to retain an experienced management team and the continued performance orientation of the modified awards. None of those stockholders indicated any objections.

These modifications to the 2018 and 2019 PSUs resulted in certain incremental accounting charges under applicable accounting rules. These incremental accounting charges appear as additional 2020 compensation in the Summary Compensation Table and as separate awards in the Grants of Plan-Based Awards Table as required by SEC rules.

2018 LTIP Performance Results, Payout and Deferral. Under the terms of the original 2018 LTIP, the number of PSUs earned was based upon two equally weighted metrics: (i) Relative Total Shareholder Return (“TSR PSUs”), and (ii) Adjusted EPS Growth (“Adjusted EPS Growth PSUs”), over a period of three fiscal years ending December 30, 2020. As referenced above, in September 2020, the Board of Directors modified the 2018 PSUs due to the COVID-19 pandemic and the resulting business disruptions. This modification reduced the measurement period (from the original three-year performance period) of the Adjusted EPS Growth PSUs to a two-year performance period measuring our actual performance through the end of the 2019 fiscal year, but with the payout prorated to two-thirds to reflect only two-thirds of the performance period having been measured.

The Adjusted EPS Growth(3) metric was calculated and determined the corresponding payout levels as shown in the following table for the two-year adjusted performance period:

Degree of Performance	Denny’s Adjusted EPS CAGR (1)	Payout as a % of Target Award of Adjusted EPS PSUs (2)
Below Threshold	<9.00% growth	0%
Threshold	9.00% growth	50%
Target	12.00% growth	100%
Maximum	15.00% growth	150%

(1)	Calculated to measure the year-over-year growth rate of Adjusted EPS calculated over the adjusted two-year performance period.

(2)	Linear interpolation utilized to determine payouts which fall between given points on this scale.

(3)	Please refer to the reconciliation of Adjusted EPS in Appendix A to this Proxy Statement.

Actual Adjusted EPS Growth for 2018-2019 was 15.7%, which exceeded the maximum performance results. The 2018 Adjusted EPS Growth PSUs were therefore earned at 150% of target, but were then prorated to two-thirds, and paid out at 100% of target.

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Executive Compensation

The three-year performance period under the 2018 LTIP for the TSR PSUs concluded on December 30, 2020. The Company’s TSR for this period was 1.3% and in the 64th percentile compared to the peer group (described on page 24 of the 2019 Proxy Statement), resulting in TSR achieved at 117.9% of target based on the scale set forth below:

Degree of Performance	Denny’s TSR Performance Ranking vs. Peers	Payout as a % of Target (1)
Below Threshold	<25th %ile	0%
Threshold	25th %ile	50%
Target	50th %ile	100%
Maximum	90th %ile	150%

Accordingly, 2018 LTIP performance referenced above resulted in a payouts to our NEOs as follows:

Executive Officer	Target Adjusted EPS Growth Metric	Target TSR Metric	Earned Adjusted EPS Growth PSUs	Earned TSR PSUs	Total Earned PSUs Paid Out (1)	Earned PSUs Deferred (2)
John C. Miller	77,683	68,106	77,683	80,297	157,980	-
Robert P. Verostek	9,416	8,255	9,416	9,733	9,574	9,575
F. Mark Wolfinger	21,578	18,918	21,578	22,305	43,883	-
Christopher D. Bode	12,021	10,539	12,021	12,426	24,447	-
John W. Dillon	11,519	10,099	11,519	11,907	22,255	1,171
Stephen C. Dunn	11,362	9,961	11,362	11,745	23,107	-

(1)	PSUs are payable on a one-for-one basis in shares of Common Stock, net of shares withheld for tax withholding.

(2)	Reflects PSUs that were deferred pursuant to the Deferred Compensation Plan and are payable on a one-for-one basis in Denny’s Common Stock upon the NEO’s termination of service.

For a further description of the 2018 LTIP prior to the COVID-19 pandemic related adjustments, see pages 23-24 of the Company’s 2019 Proxy Statement.

Our 2021 LTIP Structure. The uncertainty of the timing of recovery from the effects of the COVID-19 pandemic, coupled with the impact on outstanding performance awards, has led to emerging trends among the hardest hit industries to seek to add balance to long-term incentives and a relative performance measurement. Consequently, for 2021, the Compensation Committee, based upon the recommendation of our compensation consultants, adopted a more balanced approach for the Company’s LTIP structure for 2021, albeit maintaining a strong majority of the grant value delivered via three-year performance shares:

•	67% - TSR Performance Share Units measuring relative TSR against the S&P Small Cap Consumer Discretionary Index over a three-year period (2021-2023)

•	33% - Time-vested RSU award with three-year annual vesting

Key Design Feature:

•

The TSR Performance Share Units include an absolute TSR payout cap, which is designed to cap the final payout at target if Denny’s absolute TSR is negative over the performance period regardless of relative positioning

Benefits and Perquisites

In General. The Company’s executives are eligible to participate on the same basis as other salaried employees in health and welfare plans, qualified retirement and savings plans, and other benefit plans intended to provide a financial safety net of coverage for various significant life events, such as death, disability and retirement. Along with other members of the management team, our NEOs also participate in a non-qualified savings plan intended to allow them to contribute to a deferred compensation plan without regard to IRS limits on the amount of earned compensation that can be voluntarily deferred into a 401(k) retirement plan. Our NEOs also receive certain perquisites, including telecommunication allowances, car allowances and reimbursement for executive physicals. These perquisites serve a business purpose, are limited in value, and are consistent with those of restaurant companies and other companies of similar size.

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Executive Compensation

401(k) Plan. Generally, all employees are eligible to participate in the Company’s 401(k) plan, to which participants are able to elect to contribute up to 25% of their compensation. The plan utilizes a “safe harbor” plan design, allowing the Company match up to a maximum of 4% of compensation deferred by participants.

Deferred Compensation Plan. A non-qualified deferred compensation plan is offered to certain employees. This plan allows participants to defer up to 50% of their annual salary and up to 75% of their bonus, on a pre-tax basis. Also, beginning in 2017, we began to permit certain officers to defer under this plan all or a portion of their awarded PSUs that vest under the LTIP.

For more information regarding the deferral of compensation under the Company’s deferred compensation plan for our NEOs, please see the “2020 Nonqualified Deferred Compensation” in this Proxy Statement.

Post-Termination Payments

In General. All of our executive officers participate in the Denny’s Corporation Amended and Restated Executive and Key Employee Severance Pay Plan (the “Severance Plan”). The Severance Plan was originally adopted in January 2008 and was last amended and restated on May 9, 2017. The Severance Plan provides severance payments and benefits to our NEOs in a consistent manner. In the event of a participant’s employment termination without cause or for good reason (as such terms are defined in the Severance Plan), the Severance Plan provides for, among other items, salary continuation and health benefits for 12 months. Under the Severance Plan’s change in control provisions: (i) the Company’s chief executive officer, president and any executive vice presidents are entitled to an enhanced lump sum severance payment equal to two times base salary and CIP target bonus plus health benefits for 24 months, and (ii) the Company’s senior vice presidents receive a lump sum payment equal to one times base salary and CIP target bonus. Two events (i.e., a “double trigger”) must take place – a change in control of the Company and a qualifying associated termination of the employee – before a participant is entitled to these enhanced benefits. Under the Severance Plan, no benefits are payable following a termination for cause or voluntary termination (resignation without good reason).

We provide involuntary termination severance benefits to protect individuals from events outside their control and to offer compensation packages similar to those commonly found in the market in which we compete for executive talent. Furthermore, we provide enhanced benefits in the event of a change in control to protect against disruption during change in control activities. Potential benefits under the Severance Plan for our NEOs are discussed further under the section entitled “Summary of Termination Payments and Benefits” in this Proxy Statement.

Compensation and Corporate Governance Best Practices

Stock Ownership Guidelines. The Company has stock ownership guidelines for its directors and executive officers. The guidelines were originally effective January 25, 2011, later amended and restated as of January 1, 2014 and January 1, 2015, and most recently amended effective January 31, 2017 to (i) increase the ownership multiples of our CEO (to five times base salary), non-employee directors (to five times their annual cash retainer), and executive vice presidents (to three times base salary); and (ii) add an ownership requirement for all vice presidents of the Company.

Required stock ownership levels are the lesser of (1) a number of shares with an aggregate fair market value (based upon the current 50-day average closing price per share of Denny’s Common Stock) equal to or greater than the value of an individual’s current base salary or annual cash Board retainer times his or her designated multiple set forth below or (2) a fixed number of shares determined (as of the later of January 1, 2015, the effective date of the January 1, 2015 stock ownership guidelines amendment and restatement, or the date on which an individual becomes subject to the guidelines) by multiplying an individual’s current base salary or annual cash Board retainer times his or her designated multiple and dividing the product by the 200-day average closing price per share of Denny’s Common Stock.

Required stock ownership/retention levels for directors and officers is based upon the following multiples (1):

Multiple
Directors and CEO	5 X cash board retainer / base salary
President and Executive Vice Presidents	3 X base salary
Senior Vice Presidents and Vice Presidents	1 X base salary

(1)	Any executive officer who is also a member of the Board will be required to maintain the ownership level set for his or her executive officer position.

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Executive Compensation

Each officer and director is expected to attain and thereafter maintain his or her required stock ownership level within five years from the later of January 1, 2015 or the date on which such officer or director becomes subject to the guidelines. Once a required ownership level is attained, an individual is expected to maintain such level. Any officer or director who has not attained and maintained his or her stock ownership level within the five-year compliance period will not be permitted to sell Company stock received from the Company until the required level is attained and maintained.

Compensation Clawback Policy. The Company has a compensation clawback policy for NEOs and certain other key employees that provides for the recoupment by the Company under certain circumstances of annual cash bonuses, stock-based awards, performance-based compensation, and any other forms of cash or equity compensation other than base salary. In the event of a restatement of the Company’s previously-issued financial statements as a result of an error, omission, fraud or non-compliance with financial reporting requirements (but not including any restatement or adjustment due to a change in applicable accounting principles, rules or interpretations), or a determination by the Compensation Committee that a material error was made in computing the amount of any incentive compensation, the Compensation Committee has discretion to direct the Company to recover from one or more current or former NEOs and certain other key employees the incremental incentive compensation in excess of the incentive compensation that would have been earned, paid or vested based on the related or adjusted financial results.

Anti-Hedging Policy. Directors, executive officers and other employees are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director, executive officer or other employee to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited.

Anti-Pledging Policy. The Company has a policy that prohibits executive officers and directors (except under limited circumstances) from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

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Executive Compensation

2020 Summary Compensation Table

The following table sets forth the compensation paid to, or earned by, the Company’s NEOs for the fiscal years shown below.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
John C. Miller	2020	815,386	(1)	3,981,133	(2)	520,787	(3)	22,934	(4)	5,340,240
Chief Executive Officer	2019	900,000		3,313,698		900,000		30,180		5,143,878
	2018	896,154		2,474,976		606,719		24,400		4,002,249

Robert P. Verostek	2020	353,366	(1)	599,285	(2)	132,260	(3)	21,403	(4)	1,106,314
Executive Vice President and
Chief Financial Officer

F. Mark Wolfinger	2020	552,212	(1)	1,160,509	(2)	266,972	(3)	30,265	(4)	2,009,958
President	2019	550,000		1,117,947		495,000		30,180		2,193,127
	2018	546,154		687,478		332,784		29,946		1,596,362

Christopher D. Bode	2020	379,943	(1)	636,403	(2)	142,921	(3)	18,265	(4)	1,177,532
Executive Vice President and	2019	383,000		600,543		268,100		23,786		1,275,429
Chief Operating Officer	2018	381,769		382,988		180,927		29,257		974,941

John W. Dillon	2020	384,423	(1)	734,711	(2)	162,893	(3)	25,753	(4)	1,307,780
Executive Vice President and	2019	385,000		603,700		269,016		24,412		1,282,128
Chief Brand Officer	2018	365,154		366,997		173,053		23,374		928,578

Stephen C. Dunn	2020	360,520	(1)	603,136	(2)	135,598	(3)	17,875	(4)	1,117,129
Senior Vice President and Chief	2019	362,000		567,629		253,400		24,384		1,207,413
Global Development Officer	2018	360,923		361,988		171,048		23,714		917,673

(1)	The amounts reflect voluntary base salary reductions during 2020.

(2)	The amounts in this column reflect the following three items:

(i)

The grant date fair value of RSUs granted pursuant to our 2020 LTIP determined in accordance with FASB Accounting Standards Codification 718, “Compensation-Stock Compensation” (“FASB ASC 718”), with the value based on the closing price of our common stock on the grant date.

(ii)

The incremental accounting charge determined in accordance with FASB ASC 718 for the portion of the 2018 PSUs originally scheduled to be earned based on 2018-2020 Adjusted EPS Growth, which we modified in 2020 by truncating the performance period to end as of the last day of the 2019 fiscal year and pro-rating the payout based on the shorter performance period, while maintaining the service-based vesting condition through the end of the 2020 fiscal year, with the value based on the closing price of our common stock on the modification date. Because the performance period was deemed to end at the end of fiscal year 2019, and therefore only time-based vesting conditions were applied to this portion of the 2018 PSUs during our 2020 fiscal year, we refer to this portion of the 2018 PSUs as “2018 RSUs” in the tables that follow.

(iii)

The incremental accounting charge determined in accordance with FASB ASC 718 for the portion of the 2019 PSUs originally scheduled to be earned based on 2019-2021 Adjusted EPS Growth but which were modified in 2020 to be earned based on 2019-2021 Relative TSR, with the value based on a Monte Carlo valuation as of the modification date.

For each NEO, we have provided a breakdown of the amounts in the Summary Compensation Table representing the grant date fair value of the 2020 RSU awards, and the amounts representing the aggregate incremental accounting charges for the modifications to the 2018 and 2019 PSUs:

Named Executive Officer	Grant Date Fair Value of 2020 RSUs	Incremental Accounting Charges for Modifications to 2018 and 2019 PSUs

John C. Miller	$2,486,698	$1,494,435

Robert P. Verostek	$403,254	$196,031

F. Mark Wolfinger	$702,630	$457,879

Christopher D. Bode	$386,141	$250,262

John W. Dillon	$488,785	$245,926

Stephen C. Dunn	$366,592	$236,544

Additional information regarding the 2020 LTIP and the modifications to 2018 PSUs and 2019 PSUs can be found in the CD&A and in the 2020 Grants of Plan-Based Awards table. See also Note 12 to the Consolidated Financial Statements in our Form 10-K filed with the SEC

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Executive Compensation

on March 1, 2021 for descriptions of the methodologies and assumptions we use to value stock awards and the manner in which we recognize the related expense pursuant to FASB ASC Topic 718.

(3)	The amounts include performance-based bonuses earned under the 2020 CIP. Refer to the CD&A for more information regarding the 2020 CIP.

(4)

The amounts for Messrs. Miller, Verostek, Wolfinger, Bode, Dillon and Dunn include Company contributions to their 401(k) accounts of $4,154, $10,623, $11,485, $7,485, $7,896 and $7,095, respectively. The amounts also include the following perquisites: a car allowance of $18,000, $10,000, $18,000, $10,000, $17,077 and $10,000 for Messrs. Miller, Verostek, Wolfinger, Bode, Dillon and Dunn, respectively, and a telecommunications allowance of $780 for each of Messrs. Miller, Verostek, Wolfinger, Bode, Dillon and Dunn.

2020 Grants of Plan-Based Awards

The following table sets forth information concerning each grant of awards made to NEOs in the last completed fiscal year under any of the Company’s plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Miller	2020 CIP		520,787	1,041,574	2,083,148
	2020 RSU(3)	5/20/2020							237,734	2,486,698
	2019 PSU(4)	9/30/2020				43,544	87,088	130,632		717,605
	2018 RSU(5)	9/30/2020							77,683	776,830
Robert P. Verostek	2020 CIP		132,260	264,520	529,040
	2020 RSU(3)	5/20/2020							38,552	403,254
	2019 PSU(4)	9/30/2020				6,182	12,363	18,545		101,871
	2018 RSU(5)	9/30/2020							9,416	94,160
F. Mark Wolfinger	2020 CIP		266,972	533,944	1,067,888
	2020 RSU(3)	5/20/2020							67,173	702,630
	2019 PSU(4)	9/30/2020				14,691	29,381	44,072		242,099
	2018 RSU(5)	9/30/2020							21,578	215,780
Christopher D. Bode	2020 CIP		142,921	285,842	571,684
	2020 RSU(3)	5/20/2020							36,916	386,141
	2019 PSU(4)	9/30/2020				7,892	15,783	23,675		130,052
	2018 RSU(5)	9/30/2020							12,021	120,210
John W. Dillon	2020 CIP		162,893	325,786	651,572
	2020 RSU(3)	5/20/2020							46,729	488,785
	2019 PSU(4)	9/30/2020				7,933	15,866	23,799		130,736
	2018 RSU(5)	9/30/2020							11,519	115,190
Stephen C. Dunn	2020 CIP		135,598	271,196	542,392
	2020 RSU(3)	5/20/2020							35,047	366,592
	2019 PSU(4)	9/30/2020				7,459	14,918	22,377		122,924
	2018 RSU(5)	9/30/2020							11,362	113,620

(1)

Reflects threshold, target and maximum payout levels of performance-based bonuses awarded pursuant to the Company’s 2020 CIP. The actual amounts earned by each of the NEOs in 2020 are reported in the Non-Equity Incentive Plan Compensation column in the 2020 Summary Compensation Table. Refer to the CD&A for more information regarding our annual cash incentive bonus program.

(2)

The grant date fair value of awards is determined pursuant to FASB ASC 718. For the 2019 PSU and 2018 RSU awards, the amounts reflect the incremental accounting charge resulting from the 2020 modification to those awards. See footnote 2 of the Summary Compensation Table for additional information.

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Executive Compensation

(3)	Reflects RSUs granted as the 2020 LTIP under the 2017 Omnibus Incentive Plan which are generally earned based on continued employment. Refer to the CD&A for more information regarding the 2020 LTIP.

(4)

Reflects the portion of the 2019 PSUs granted under the 2017 Omnibus Incentive Plan that were originally scheduled to be earned based on 2019-2021 Adjusted EPS Growth goals but which were modified in 2020 to be earned based on 2019-2021 Relative TSR performance in the threshold, target and maximum amounts listed in this table. Refer to the CD&A for more information regarding the modification to the 2019 PSUs.

(5)

Reflects the portion of the 2018 PSUs granted under the 2017 Omnibus Incentive Plan that were originally scheduled to be earned based on 2018-2020 Adjusted EPS Growth, which we modified in 2020 by truncating the performance period to end as of the last day of the 2019 fiscal year and pro-rating the payout based on the shorter performance period, while maintaining the service-based vesting condition through the end of the 2020 fiscal year. Refer to the CD&A for more information regarding modifications to the 2018 PSUs.

2020 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock awards that have not vested and equity incentive plan awards for each NEO outstanding as of the end of the Company’s last completed fiscal year.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John C. Miller	234,824	3,313,367	174,176	2,457,623
Robert P. Verostek	38,552	543,969	24,726	348,884
F. Mark Wolfinger	66,350	936,199	58,762	829,132
Christopher D. Bode	36,916	520,885	31,566	445,396
John W. Dillon	46,729	659,346	31,732	447,739
Stephen C. Dunn	34,708	489,730	29,836	420,986

(1)

Reflects number of shares of Denny’s Common Stock that may be earned by the NEO pursuant to our 2020 LTIP. These RSUs will generally vest based on continued service over the two-year period ending on May 20, 2022. Additional information regarding the 2020 LTIP can be found in the CD&A.

(2)	Reflects the value as calculated using the closing price per share of our Common Stock as of December 30, 2020 ($14.11), the last business day prior to the end of our last completed fiscal year.

(3)

Reflects the number of shares of Denny’s Common Stock that may be earned by the NEO pursuant to our 2019 LTIP. As modified, these PSUs will be earned and will vest (from 0% to 150% of the target award) based on the results of our TSR compared to a peer group at the end of a three-year performance period ending on December 29, 2021. The number of shares reported is based on our actual performance results through the end of fiscal 2020 under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum), which was target performance.

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Executive Compensation

2020 Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and vesting of stock awards (PSUs and RSUs) during the last completed fiscal year for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
John C. Miller	-	-	160,890		2,243,746
Robert P. Verostek	-	-	19,149	(3)	266,991
F. Mark Wolfinger	6,884	51,838	44,706		623,466
Christopher D. Bode	-	-	24,447		340,860
John W. Dillon	8,900	68,585	23,426	(3)	326,625
Stephen C. Dunn	-	-	23,446		326,960

(1)

The amounts in these columns reflect stock options exercised by the NEOs pursuant to our various equity plans. The dollar amount reflected in the column is equal to the aggregate value of the difference in the exercise price per share of the option award and the market value of Denny’s Common Stock per share at the time of exercise for each respective option award exercised.

(2)

Reflects the amount and dollar value of the 2018 PSUs and RSUs, as modified in 2020, that vested under our 2018 LTIP and dollar value of certain of the 2020 RSUs granted under our 2020 LTIP for retirement-eligible NEOs that were withheld in 2020 to cover certain FICA tax withholding obligations.

(3)

Under the terms of the Deferred Compensation Plan, certain employees may defer the settlement of up to 100% of the PSUs earned under the 2018 LTIP. Messrs. Verostek and Dillon elected to defer 50% and 5%, respectively, or 9,575 and 1,171 PSUs, that vested under the 2018 LTIP. The terms of the deferral are described below under “2020 Nonqualified Deferred Compensation.”

2020 Nonqualified Deferred Compensation

The following table sets forth information with respect to the Company’s Deferred Compensation Plan, which provides for the deferral of compensation for the NEOs that is not tax-qualified.

Name	Executive Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
John C. Miller	-		(2,623,744)	-	10,602,290
Robert P. Verostek	135,103	(1)	(110,238)	-	503,176
F. Mark Wolfinger	-		63,200	-	609,792
Christopher D. Bode	-		-	-	-
John W. Dillon	31,899	(1)	57,382	-	384,209
Stephen C. Dunn	-		(4,868)	-	2,158,823

(1)

The executive contribution for Mr. Dillon includes $15,377 related to deferred salary and/or bonus that is reported in the 2020 row of the 2020 Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns. The executive contributions for Messrs. Verostek and Dillon also include the grant date fair value of 9,575 and 1,171 deferred PSUs, respectively, awarded pursuant to our 2018 LTIP. The original grant date fair value of the 2018 PSUs is reported in the 2018 row of the 2020 Summary Compensation Table under the “Stock Awards” column. Additionally, the incremental accounting charge for the modification of a portion of the 2018 PSUs in 2020 (i.e. the 2018 RSUs), is reported in the 2020 row of the 2020 Summary Compensation Table under the “Stock Awards” column. The value reported in this table is based on the closing price per share of our Common Stock on December 30, 2020 ($14.11), the last business day prior to the end of our last completed fiscal year, when the 2018 LTIP award vested.

(2)	None of the amounts in this column have been reported in the Summary Compensation Tables for prior fiscal years.

(3)

Aggregate balances as of December 30, 2020 include the following amounts that were previously reported as compensation to the NEOs in the Summary Compensation Table for years prior to 2020: $1,260,289 for Mr. Miller (2011-2019), $479,785 for Mr. Wolfinger (2006-2015), $49,796 for Mr. Dillon (2016-2019) and $271,790 for Mr. Dunn (2013-2019). The aggregate balances for Messrs. Miller, Dillon and Dunn also include the value of deferred PSUs. The original grant date fair value of the deferred PSUs reported as compensation in the Summary Compensation Table for years prior to 2020 was $4,162,518, $9,175 and $386,011 for Messrs. Miller, Dillon and Dunn, respectively.

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Executive Compensation

The Deferred Compensation Plan allows eligible employees to defer current compensation on a pre-tax basis. Effective March 1, 2017, certain eligible employees may also defer PSUs that are earned by the employee pursuant to his or her performance award under the LTIP, which performance award provides the employee with the ability to earn shares of our Common Stock under our equity incentive plans if the performance goals set forth in the performance award are met. Participation in the Deferred Compensation Plan is limited to a select group of management or highly compensated employees of Denny’s, Inc.

Under the terms of the Deferred Compensation Plan, a participant may elect to defer up to 50% of his or her base salary and up to 100% of his or her annual bonus (effective January 1, 2018, up to 75% of annual bonus), on a pre-tax basis. A participant may defer up to 100% of the PSUs that are earned by the participant under the LTIP. Deferrals of base salary and bonus will be credited to the participant’s account on a periodic basis consistent with the payroll cycle. A participant’s PSU deferrals are credited after the PSUs are earned to an account as units, with each unit equivalent in value to one share of our Common Stock. New deferral elections are required each year for base salary, annual bonus and PSUs. Discretionary contributions may be made to the Deferred Compensation Plan by the Company, but none are currently made, and, prior to January 1, 2016, matching contributions were made to the Deferred Compensation Plan by the Company.

The portion of the participant’s account that consists of cash compensation deferrals will be credited with earnings and losses based on publicly traded mutual fund investment options selected by the participant that closely mirror the investment options in our 401(k) plan. These investments are priced daily according to closing market values. Trades from fund to fund can be made on a daily basis. Dividend equivalents on PSUs are credited to the participant’s account and may be invested in the same manner as cash deferrals under the Deferred Compensation Plan. A participant may request a change in allocation of an account balance or future deferrals at any time.

A participant is at all times 100% vested in his or her elective deferrals of cash compensation and earnings thereon. Discretionary contributions and earnings thereon become vested as determined by the committee appointed to administer the Deferred Compensation Plan and matching contributions and earnings thereon for periods prior to January 1, 2016 were 100% vested at all times. Elective deferrals of earned PSUs and dividend equivalents (and earnings) thereon are also 100% vested at all times.

Subject to the terms of the Deferred Compensation Plan, a participant may elect, in accordance with the terms of the Deferred Compensation Plan, to receive payment of the salary and bonus deferrals (and discretionary and matching contributions) credited to his or her account on fixed date(s) while still employed by Denny’s, Inc. or following termination of employment. These amounts are payable in cash generally in the form of a lump sum distribution or in installments of up to ten years (or a maximum of five years for in-service distributions), at the election of the participant made in accordance with the terms of the Deferred Compensation Plan, and subject to exceptions as set forth in the Deferred Compensation Plan (including in the event of a change in control or the participant’s death or disability).

Subject to the terms of the Deferred Compensation Plan, a participant will receive PSUs and dividend equivalents credited to his or her account following termination of employment. When paid, the deferred PSUs are converted into an equivalent number of shares of our Common Stock. Dividend equivalents are paid in cash. These amounts are payable in the form of a lump sum distribution or in installments of up to ten years, at the election of the participant made in accordance with the terms of the Deferred Compensation Plan and subject to exceptions as set forth in the Deferred Compensation Plan (including in the event of a change in control).

As a result of Section 409A of the Code, certain key employees (including the NEOs) may be subject to a six-month waiting period for distribution following termination of employment.

Summary of Termination Payments and Benefits

In 2020, Messrs. Miller, Verostek, Wolfinger, Bode, Dillon and Dunn were participants in the Severance Plan, which provides for severance payments and benefits in the event of a participant’s employment termination without “cause” or for “good reason”, plus enhanced benefits if such termination is in connection with a change in control of the Company.

Under the terms of the Severance Plan, “Cause” when determined to be the basis for an executive officer’s termination of employment shall generally mean any of the following acts by the officer, as determined by the Board: (i) substantial neglect of work; (ii) long periods of absence from work without the consent of the Company; (iii) intentional activity that conflicts with or is adverse to the business or other interests of the Company; (iv) willful misconduct or actions reasonably detrimental to the Company; or (v) the conviction of, any crime involving the personal enrichment of the officer at the Company’s expense, a felony, or a crime involving dishonesty or moral turpitude. “Good Reason” under the terms of the Severance Plan generally means (as a reason for an executive officer’s resignation from employment) when any of the following events occur without the consent of the

45

Executive Compensation

executive officer: (i) duties are assigned to an executive officer that are materially inconsistent with, or there is a material reduction of, an officer’s authority, duties or responsibilities; (ii) a material reduction of an executive officer’s base salary or bonus; (iii) a change of greater than 50 miles of the location where the executive officer is required to work; and (iv) certain material breaches by the Company of agreements with the officer. In order to resign for Good Reason, an executive officer must give notice to the Company within 90 days of the occurrence of the event giving rise to Good Reason, and the Company must have failed to cure the problematic condition within a reasonable period of time after receiving notice.

The following table summarizes the approximate value of the termination payments and benefits that each of Messrs. Miller, Verostek, Wolfinger, Bode, Dillon and Dunn would have received if they had terminated employment at the close of business on December 30, 2020 and based on the positions they each held at that time. The amounts shown in the table exclude distributions under our 401(k) retirement plan that is generally available to all of our salaried employees, as well as the executive’s accrued but unpaid obligations. The amounts also exclude benefits and payments that are disclosed in the “2020 Nonqualified Deferred Compensation” section above.

	John C. Miller	Robert P. Verostek	F. Mark Wolfinger	Christopher D. Bode	John W. Dillon	Stephen C. Dunn
Reason for Termination:
By Company Without Cause; By Executive for Good Reason
Cash Severance(1)	$925,000	$375,000	$575,000	$395,000	$400,000	$375,000
Health & Welfare Continuation (estimated)(2)	21,666	13,435	17,985	12,424	22,471	13,435
Outplacement Services (estimated)(3)	20,000	15,000	20,000	15,000	20,000	15,000

Total	$966,666	$403,435	$612,985	$422,424	$442,471	$403,435

Retirement(4)
Accelerated 2019 LTIP Award(5)	$1,005,735	$-	$503,427	$-	$-	$172,280
Accelerated 2020 LTIP Award(5)	1,030,715	-	293,575	-	-	151,949

Total	$2,036,450	$-	$797,002	$-	$-	$324,229

Death or Disability
Accelerated 2019 LTIP Award(5)	$1,005,735	$142,774	$503,427	$182,270	$183,228	$172,280
Accelerated 2020 LTIP Award(5)	1,030,715	167,145	293,575	160,052	202,597	151,949

Total	$2,036,450	$309,919	$797,002	$342,322	$385,825	$324,229

Termination Within 24 Months Following a Change of Control (By Company Without Cause; By Executive for Good Reason)
Cash Severance(1)	$3,885,000	$637,500	$2,185,000	$671,500	$1,440,000	$637,500
Health & Welfare Continuation (estimated)(2)	43,332	13,435	35,970	12,424	44,943	13,435
Accelerated 2019 LTIP Award(5)	1,494,235	212,121	504,112	270,801	272,225	255,959
Accelerated 2020 LTIP Award(5)	3,354,427	543,969	955,430	520,885	659,346	494,513
Outplacement Services (estimated)(3)	20,000	15,000	20,000	15,000	20,000	15,000
Estimated Code Section 280G “Cut-Back” to Avoid Excise Tax(6)	-	-	-	-	-	-

Total	$8,796,994	$1,422,025	$3,700,512	$1,490,610	$2,436,514	$1,416,407

(1)

Reflects severance payments pursuant to the Severance Plan consisting of (a) for Messrs. Miller, Wolfinger and Dillon, salary continuation for 12 months, or a lump sum payment equal to two times base salary and target bonus in the event of termination within two years of a change in control; (b) for Messrs. Verostek, Bode, and Dunn, salary continuation for 12 months, or a lump sum payment equal one times base salary and target bonus in the event of termination within two years of a change in control.

(2)

Reflects a payment pursuant to the Severance Plan equal to (a) for Messrs. Miller, Wolfinger and Dillon, the cost of providing continued health and welfare benefits for a period of 12 months following termination, or a period of 24 months following termination within two years of a change in control; (b) for Messrs. Verostek, Bode, and Dunn, the cost of continued health and medical benefits under Section 4980B of the Code (COBRA coverage) for a 12 month period less the amount the executive would have paid for health and medical benefits had he remained employed with the Company.

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Executive Compensation

(3)

Executive officers (executive vice presidents and above) are eligible to receive up to $20,000 of outplacement services pursuant to the Severance Plan for a period of 12 months following termination, senior vice presidents are eligible to receive outplacement services in accordance with Company policy in effect as of the executive’s termination date, estimated at $15,000.

(4)

Under the terms of the LTIPs, “retirement” means voluntary termination on or after age 55, provided that the sum of the total of the participant’s age and years of service with the Company is equal to or greater than 70.

(5)

The 2020 RSUs vest on the date of change in control. The 2019 PSUs vest upon a change in control at the actual performance level on the date of change in control. Upon death or termination upon permanent disability, the 2020 RSUs vest on a prorated basis as of such date and the 2019 PSUs vest on a prorated basis based upon actual performance as of such date. If voluntary retirement had occurred at December 30, 2020, for the applicable NEOs, the 2020 RSUs would have vested on a prorated basis. Similarly, the 2019 PSUs would have vested on a prorated basis and would be earned and paid based on actual performance through the end of the three-year performance period.

(6)

The Severance Plan provides that in the event the executive would be subject to a 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits will be reduced to the maximum amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

The Severance Plan provides that receipt of payments and benefits under the plan is contingent upon a plan participant entering into a separation agreement and general release of claims, the material provisions of which include a non-disparagement agreement and a covenant not to sue, a two-year disclosure and use of confidential information restriction, and a 12-month restriction not to (i) solicit Company employees employed at the time of participant’s employment, (ii) solicit customers of the Company at the time of participant’s employment, and (iii)  compete within the family dining segment.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing disclosure of the annual total compensation of our CEO, Mr. Miller, the annual total compensation of our “median employee” (determined by excluding our CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the 2020 Summary Compensation Table).

In determining our median employee, we chose December 30, 2020 (our 2020 fiscal-year end) as the determination date. As of this date, we employed 3,085 employees who were active (i.e., they had earnings greater than zero in fiscal 2020). Consistent with SEC requirements, we reviewed our global employee population as of December 30, 2020 to prepare the pay ratio analysis. Our median employee was selected using W-2 earnings for fiscal 2020 (i.e., base salary, bonus, overtime, shift differential, and 401(k) match), which was consistently applied across our entire global employee population for fiscal 2020 (excluding our CEO). In determining our median employee, we annualized the pay of any employees that were active employees on December 30, 2020 but had been employed for less than the full fiscal year period as permitted by the SEC rule and, as stated above, only included employees who were active employees on December 30, 2020 (i.e., they had earnings greater than zero in fiscal 2020). We did not use any of the exemptions permitted under SEC rules, and did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments) or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or Mr. Miller.

Once we identified our median employee, we calculated such employee’s annual total compensation as described above for purposes of determining the ratio of Mr. Miller’s annual total compensation to such employee’s annual total compensation. The annual total compensation values are as follows for fiscal 2020, our last completed fiscal year:

CEO Pay Ratio
Median employee total compensation	$16,245
CEO total compensation	$5,340,240
Ratio of CEO to Median Employee compensation	328:1

47

Executive Compensation

2020 Director Compensation

The following table sets forth information concerning the compensation of the Company’s non-employee directors for fiscal 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bernadette S. Aulestia	72,198	107,529	179,727
Gregg R. Dedrick	91,438	107,529	198,967
José M. Gutiérrez	96,250	107,529	203,779
Brenda J. Lauderback	129,938	161,304	291,242
Robert E. Marks	77,000	107,529	184,529
Donald C. Robinson	91,438	107,529	198,967
Laysha Ward	72,188	107,529	179,717

(1)

The amounts in this column reflect the cash fees earned and/or paid to our non-employee directors as described below under “2020 Director Compensation Program,” reflecting the voluntary pay reductions described in the narrative that follows this table. Ms. Aulestia elected to receive her cash fees earned in the form of deferred stock units (“DSUs”). The 7,128 DSUs granted in lieu of Ms. Aulestia’s 2020 cash fees are included in the aggregate number of DSUs held by her, as shown in the footnote below.

(2)

The amounts in this column reflect the grant date fair value of DSUs awarded to directors pursuant to our equity incentive plans determined in accordance with FASB ASC 718. Details on the valuation and terms of these awards can be found in Note 12 to the Consolidated Financial Statements in our Form 10-K filed with the SEC on March 1, 2021. The aggregate number of DSUs held as of December 30, 2020 for Ms. Aulestia, Messrs. Dedrick, Gutiérrez, Ms. Lauderback, Messrs. Marks and Robinson and Ms. Ward were 29,497, 39,310, 79,244, 170,075, 192,930 (includes 10,000 RSUs), 150,141, and 102,547, respectively.

2020 Director Compensation Program

The non-employee director compensation is comprised of annual cash fees and an annual equity grant as follows:

Annual Cash Fees –

•	An annual cash retainer of $75,000 (for all non-employee directors other than the Board Chair);

•	An annual cash retainer of $130,000 for the Board Chair;

•	An additional annual cash retainer of $20,000 for the chair of the Audit Committee;

•	An additional annual cash retainer of $15,000 for the chair of the Compensation Committee;

•	An additional annual cash retainer of $15,000 for the chair of the Governance Committee;

•	A $5,000 annual cash retainer is paid to the Audit Committee members due to the additional number of regularly scheduled meetings; and

•	A meeting fee of $500 (for telephonic) or $1,000 (for in-person) for each Board or Committee meeting attended in excess of ten meetings during a calendar year.

Subject to any applicable deferral election, all retainer amounts are payable in quarterly installments in advance, and all meeting fees are payable in the quarter following the date of the meeting. All Board members are given the opportunity to elect to defer all or a specified percentage of their cash retainer amounts in the form of share-settled DSUs.

All of our Board members took a 15% voluntary reduction of their annual cash retainer fees during the second quarter of 2020 in an effort to conserve Company cash due to the financial uncertainties surrounding the COVID-19 pandemic.

Annual Equity Grant –

Board members receive an annual grant of DSUs valued at $110,000, or $165,000, in the case of the Board Chair. All DSUs settle in shares of Denny’s Common Stock on a one-for-one basis. All DSUs will vest in full on the first anniversary of grant and will generally be settled in shares of Common Stock upon the Board member’s termination of service, including in connection with a change in control, subject to a deferral election.

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RELATED PARTY TRANSACTIONS

Wells Fargo Bank, National Association (“Wells Fargo”) is disclosed as a related person because its parent holding company, Wells Fargo & Company, has disclosed beneficial ownership in excess of 5% of our Common Stock in its filings with the SEC as described further under “Equity Security Ownership-Principal Stockholders” in this Proxy Statement. Wells Fargo serves as the administrative agent (and provides related interest rate swaps) with respect to our bank credit facility, the administrator and trustee of our 401(k) retirement and deferred compensation plans, and our depositary bank and it receives customary interest and fees in connection with such capacities.

During the Company’s last fiscal year, other than the transactions and relationships set forth above, there were no transactions that occurred or relationships that existed between the Company and its directors, director nominees, executive officers, 5% stockholders or their respective immediate family members that require disclosure under SEC regulations.

The Company maintains a written policy and procedures for the review, approval or ratification of related party transactions. Pursuant to the Company’s Related Party Transaction Policy and Procedures, the Company will enter into or ratify transactions with “related parties” (as the term is defined in Item 404 of Regulation S-K) only when the Board, acting through the Governance Committee determines that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides or receives products or services to or from a related party on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Accordingly, the Governance Committee will review the material facts of all proposed related party transactions that require approval and either approve or disapprove of the entry into the related party transaction. If advance Governance Committee approval of a related party transaction is not feasible, then the related party transaction will be considered and, if the Governance Committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

CODE OF ETHICS

Denny’s Corporation has adopted a code of ethics entitled “Denny’s Code of Conduct” which is applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Corporate Controller, all other executive officers and key financial and accounting personnel as well as each salaried employee of the Company. The Denny’s Code of Conduct is posted on the Company’s website at www.dennys.com.

The Company will post on its website any amendments to, or waivers from, a provision of the Denny’s Code of Conduct that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Corporate Controller or persons performing similar functions, and that relates to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that Denny’s Corporation files with, or submits to, the SEC and in other public communications made by Denny’s Corporation; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of Denny’s Code of Conduct to an appropriate person or persons identified in the code; or (v) accountability to adherence to the Code of Conduct.

49

OTHER MATTERS

Expenses of Solicitation

The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, by telephone or facsimile or by corporate officers and employees of the Company without additional compensation. If you vote via the telephone or Internet or participate in the Annual Meeting through the Internet, you may incur costs associated with the telephone or electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Discretionary Proxy Voting

In the event that any matters other than those referred to in the accompanying Notice of Meeting should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2022 Stockholder Proposals

In order for stockholder proposals intended to be presented at the year 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) to be eligible for inclusion in the proxy statement and the form of proxy for such meeting, they must be received by the Company at the corporate address set forth above no later than December 10, 2021. Regarding stockholder nominations of directors and stockholder proposals intended to be presented at the 2022 Annual Meeting but not included in the proxy statement, including stockholder nominations of directors, pursuant to Article II, Sections 2 and 3 of the By-laws, respectively, written notice of such proposals, to be timely, must be received by the Company no earlier than February 18, 2022 and no later than March 20, 2022 (i.e., no more than 90 days and no less than 60 days prior to May 19, 2022, the first anniversary of the Annual Meeting). In the event that the date of the 2022 Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of (i) 70 days prior to the date of the meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. All such nominations and proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting, resulting in any such nominee not being eligible for election or such proposal’s underlying business not being eligible for consideration at the meeting. Such notices must contain the information specified in the By-laws, including information concerning the proposed nominee or proposal and information about the stockholder’s ownership of Common Stock.

Electronic Access to Future Proxy Materials and Annual Reports

Most stockholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option for future proxy statements and annual reports by indicating in the comment section of your proxy card or by following the instructions provided for you if you vote over the Internet or by telephone. If you hold Common Stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports only over the Internet, next year you will receive a notice in the mail with instructions containing the Internet address of those materials.

Your choice will remain in effect indefinitely until you give notification otherwise by following the instructions to be provided.

Householding of Annual Meeting Materials

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Company’s annual report for the fiscal year ended December 30, 2020 may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the Denny’s Corporation, Investor Relations, at the corporate address set forth in “General – Stockholder Voting – Voting by Proxy” in this Proxy Statement, the Company will promptly provide separate copies of this Proxy Statement and/or the Company’s annual report for the fiscal year ended December 30, 2020. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or the Company’s annual report for the fiscal year ended December 30, 2020 and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Denny’s 2021 Proxy Statement	50

FORM 10-K

A copy of the Company’s Form 10-K for the fiscal year ended December 30, 2020 as filed with the SEC is available, without charge, upon written request directed to Denny’s Corporation, Investor Relations, at the corporate address set forth in “General – Stockholder Voting – Voting by Proxy” in this Proxy Statement.

51

APPENDIX A

DENNY’S CORPORATION

Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures

(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income (loss), net income (loss), net cash provided by (used in) operating activities or other financial performance and liquidity measures prepared in accordance with U.S. generally accepted accounting principles.

	Fiscal Year Ended
(In thousands, except per share amounts)	12/30/2020(1)	12/25/2019	12/26/2018	12/27/2017

Net income (loss)	$(5,116)	$117,410	$43,693	$39,594

Provision for (benefit from) income taxes	(1,999)	31,789	8,557	17,207

Operating (gains), losses and other charges, net	1,808	(91,180)	2,620	4,329

Other nonoperating expense (income), net	(4,171)	(2,763)	619	(1,743)

Share-based compensation	7,948	6,694	6,038	8,541

Deferred compensation plan valuation adjustments(2)	1,606	2,580	(1,037)	1,638

Interest expense, net	17,965	18,547	20,745	15,640

Depreciation and amortization	16,161	19,846	27,039	23,720

Cash payments for restructuring charges and exit costs	(2,981)	(2,581)	(1,050)	(1,660)

Cash payments for share-based compensation	(4,578)	(3,559)	(1,934)	(3,946)

Adjusted EBITDA(2)	$26,643	$96,783	$105,290	$103,320

(1)	Includes 53 operating weeks.

(2)

Beginning in 2018, historical presentations of Adjusted EBITDA and Adjusted Free Cash Flow have been restated to exclude the impact of market valuation changes in the Company’s non-qualified deferred compensation plan liabilities.

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APPENDIX A

DENNY’S CORPORATION

Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures

(Unaudited)

	Fiscal Year Ended
(In thousands, except per share amounts)	12/30/2020(1)	12/25/2019	12/26/2018	12/27/2017

Net cash provided by (used in) operating activities	$(3,137)	$43,327	$73,690	$78,269

Capital expenditures	(6,962)	(13,975)	(22,025)	(18,811)

Acquisition of restaurants and real estate	-	(11,320)	(10,416)	(12,353)

Cash payments for restructuring charges and exit costs	(2,981)	(2,581)	(1,050)	(1,660)

Cash payments for share-based compensation	(4,578)	(3,559)	(1,934)	(3,946)

Deferred compensation plan valuation adjustments(3)	1,606	2,580	(1,037)	1,638

Other nonoperating expense (income), net	(4,171)	(2,763)	619	(1,743)

Gains on investments	123	180	9	-

Gains (losses) on early extinguishment of debt and leases	(224)	4	171	(130)

Amortization of deferred financing costs	(876)	(608)	(607)	(596)

Gains (losses) on interest rate swap derivatives, net	2,164	-	-	-

Interest expense, net	17,965	18,547	20,745	15,640

Cash interest expense, net(2)	(18,047)	(17,551)	(19,595)	(14,566)

Deferred income tax expense	(3,981)	(16,005)	(6,193)	(10,271)

Decrease (increase) in tax valuation allowance	3,041	2,935	(121)	(216)

Provision for (benefit from) income taxes	(1,999)	31,789	8,557	17,207

Income taxes received (paid), net	(6)	(24,147)	(3,254)	(6,367)

Changes in operating assets and liabilities

Receivables	(6,378)	2,030	4,722	807

Inventories	(101)	(1,668)	(141)	192

Other current assets	3,872	4,108	(921)	2,380

Other noncurrent assets	1,816	4,581	(2)	6,327

Operating lease assets and liabilities	(844)	601	-	-

Accounts payable	10,682	5,170	5,147	(10,025)

Accrued payroll	2,835	3,826	(2,175)	6,446

Accrued taxes	774	2,043	(283)	23

Other accrued liabilities	5,525	4,144	1,676	(135)

Other noncurrent liabilities	5,510	(1,898)	4,418	3,113

Adjusted Free Cash Flow(3)	$1,628	$29,790	$50,000	$51,223

(1)	Includes 53 operating weeks.

(2)	Includes cash interest expense, net and cash payments of approximately $1.9 million for dedesignated interest rate swap derivatives for the year ended December 30, 2020.

(3)

Beginning in 2018, historical presentations of Adjusted EBITDA and Adjusted Free Cash Flow have been restated to exclude the impact of market valuation changes in the Company’s non-qualified deferred compensation plan liabilities.

A-2

APPENDIX A

DENNY’S CORPORATION

Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures

(Unaudited)

	Fiscal Year Ended
(In thousands, except per share amounts)	12/30/2020(1)	12/25/2019	12/26/2018	12/27/2017

Adjusted EBITDA(2)	$26,643	$96,783	$105,290	$103,320

Cash interest expense, net(3)	(18,047)	(17,551)	(19,595)	(14,566)

Cash paid for income taxes, net	(6)	(24,147)	(3,254)	(6,367)

Cash paid for capital expenditures	(6,962)	(25,295)	(32,441)	(31,164)

Adjusted Free Cash Flow(2)	$1,628	$29,790	$50,000	$51,223

Net Income Reconciliation	Fiscal Year Ended
(In thousands, except per share amounts)	12/30/2020	12/25/2019	12/26/2018	12/27/2017

Net income (loss)	$(5,116)	$117,410	$43,693	$39,594

(Gains) losses on interest rate swap derivatives, net	(2,164)	-	-	-

(Gains) losses on sales of assets and other, net	(4,678)	(93,608)	(513)	3,518

Impairment charges	4,083	-	1,558	326

Tax reform	-	-	-	(1,558)

Tax effect(4)	706	24,057	(171)	(1,165)

Adjusted Net Income (Loss)	$(7,169)	$47,859	$44,567	$40,715

Diluted weighted-average shares outstanding	60,812	61,883	65,562	70,403

Diluted Net Income (Loss) Per Share	$(0.08)	$1.90	$0.67	$0.56

Adjustments Per Share	$(0.04)	$(1.13)	$0.01	$0.02

Adjusted Net Income (Loss) Per Share	$(0.12)	$0.77	$0.68	$0.58

(1)	Includes 53 operating weeks.

(2)

Beginning in 2018, historical presentations of Adjusted EBITDA and Adjusted Free Cash Flow have been restated to exclude the impact of market valuation changes in the Company’s non-qualified deferred compensation plan liabilities.

(3)	Includes cash interest expense, net and cash payments of approximately $1.9 million for dedesignated interest rate swap derivatives for the year ended December 30, 2020.

(4)	Tax adjustments for years ended December 30, 2020, December 25, 2019, December 26, 2018, and December 27, 2017 are calculated using effective rates of 25.6%, 25.7%, 16.4%, and 30.3%, respectively.

Denny’s 2021 Proxy Statement	A-3

APPENDIX B

DENNY’S CORPORATION 2021 OMNIBUS INCENTIVE PLAN

DENNY’S CORPORATION

2021 OMNIBUS INCENTIVE PLAN

Denny’s 2021 Proxy Statement	-i-

-ii-

Denny’s 2021 Proxy Statement	-iii-

APPENDIX B

DENNY’S CORPORATION

2021 OMNIBUS INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1.    GENERAL.    The purpose of the Denny’s Corporation 2021 Omnibus Incentive Plan, as amended from time to time (the “Plan”), is to promote the success, and enhance the value, of Denny’s Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1.    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings, except as otherwise provided in an Award Certificate:

(a) “Affiliate” means (i) any Subsidiary or Parent or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned to such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company, conviction of, or plea of guilty or nolo contendere, to any crime involving the personal enrichment of the Participant at the expense of the Company or stockholders of the Company, or conviction of a felony. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Board as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) any Person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of Stock) or more than one Person acting as a “group,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of Shares of Stock that, together with the Shares held by such Person” or “group,” represent 30% or more of either the then outstanding Shares of Stock or the combined voting power of the Company’s then outstanding securities; or

(ii) the following individuals cease for any reason to constitute at least a majority of the number of directors then serving on the Board: individuals who, on the Effective Date hereof, constitute the Board and any new director (other

B-1

APPENDIX B

than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation or through the use of any proxy access procedures in the Company’s organizational documents), whose appointment or election by the Board or nomination of election by the Company’s stockholders was approved by a vote of at least a majority of the Company’s directors then still in office who either were directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved); or

(iii) the consummation of a merger or consolidation with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (the “Surviving Entity”) or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 65% of the combined voting power of the voting securities of the Company or such Surviving Entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.1(f)(ii) above constitute more than one-half of the members of the board of directors of the Surviving Entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding shares of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv) the consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, greater than 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

Notwithstanding anything in the Plan or an Award Certificate to the contrary, as provided in Section 18.18(b), to the extent necessary to comply with Code Section 409A of the Code, no event that would be a Change in Control as defined in the Plan or the Award Certificate, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Code Section 409A.

Furthermore, notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company’s Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Denny’s Corporation, a Delaware corporation, or any successor corporation.

(j) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be

Denny’s 2021 Proxy Statement	B-2

APPENDIX B

treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(k) “Deferred Stock Unit” means a right granted to a Participant under Article 12 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(l) “Disability” of a Participant, unless otherwise defined in the applicable Award Certificate, means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m) “Dividend Equivalent” means a right granted to a Participant under Article 13.

(n) “Effective Date” has the meaning assigned such term in Section 3.1.

(o) “Eligible Participant” means an employee (including a leased employee), officer, consultant or director of the Company or any Affiliate.

(p) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(q) “Fair Market Value,” on any date, unless otherwise determined by the Committee, means (i) if the Stock is listed on a securities exchange, the closing sales price per Share on such exchange on such date or, in the absence of reported sales on such date, the closing sales price per Share on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(r) “Good Reason” (or a similar term denoting constructive termination) has the meaning assigned such term in the employment, consulting or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate, without the consent of the Participant: (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s authority, duties or responsibilities, (ii) a material reduction by the Company or an Affiliate in the Participant’s base salary or target annual bonus (other than an overall reduction in salaries or target annual bonuses of 10% or less that affects substantially all of the Company’s similarly situated employees), (iii) a material change in the geographic location at which the Participant is required to perform (it being agreed that a required relocation of more than 50 miles shall be material), or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

A termination by the Participant shall not constitute termination for Good Reason unless the Participant shall first have delivered to the Company, not later than 90 days after the initial occurrence of an event deemed to give rise to a right to terminate for Good Reason, written notice setting forth with specificity the occurrence of such event, there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Participant, and the Participant actually resigns no later than 30 days following the expiration the Company cure period.

(s) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

(t) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

B-3

APPENDIX B

(u) “Independent Directors” means those members of the Board who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(v) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(w) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 14, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(bb) “Performance Award” means any award granted under the Plan pursuant to Article 9.

(cc) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(dd) “Plan” means the Denny’s Corporation 2021 Omnibus Incentive Plan, as amended from time to time.

(ee) “Prior Plan” means this Denny’s Corporation 2017 Omnibus Incentive Plan, as amended and restated from time to time.

(ff) “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(gg) “Restricted Stock Unit” means the right granted to a Participant under Article 11 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(hh) “Retirement” in the case of an employee, unless otherwise defined in the applicable Award Certificate, means the resignation or termination of employment without Cause from the Company or an Affiliate on or after attainment of the age of fifty-five. “Retirement” in the case of a Non-Employee Director of the Company, unless otherwise defined in the applicable Award Certificate, means departure from the Board without Cause after age 65 or the failure to be re-elected or re-nominated as a director at any age.

(ii) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 16, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 16.

(jj) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(kk) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(ll) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(mm) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(nn) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

Denny’s 2021 Proxy Statement	B-4

APPENDIX B

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1.    EFFECTIVE DATE.    The Plan shall become effective upon its approval by the Company’s stockholders at the Company’s meeting of stockholders on May 19, 2021 (the “Effective Date”). If the Plan is so approved, then from and after the Effective Date, no further awards will be made under the Prior Plan. If the Plan is not so approved, then the Prior Plan shall remain in effect for purposes of granting awards thereunder.

3.2.    TERMINATION OF PLAN.    Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted after March 31, 2031, which is ten (10) years after the adoption of the Plan by the Board.

ARTICLE 4

ADMINISTRATION

4.1.    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Incentives Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference in the Plan to the Committee shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.    AUTHORITY OF COMMITTEE.    Except as provided in Section 4.1 and below in this Section 4.3, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

B-5

APPENDIX B

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Accelerate the vesting or exercisability of an Award;

(k) Amend the Plan or any Award Certificate, subject to Article 17; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any applicable non-U.S. jurisdictions.

4.4.    DELEGATION.    To the extent permitted by applicable law, the Committee or the Board may delegate to one or more of the Committee’s members, other Board members, or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, including, without limitation, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan and grant Awards to them, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee or Board, as applicable, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. The Committee or the Board may revoke any such delegation at any time for any reason with or without prior notice.

4.5.    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.    NUMBER OF SHARES.    Subject to adjustment as provided in the last sentence of this Section 5.1 and in Section 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan (the “Plan Share Reserve”) shall be (A) 4,400,000 Shares minus (B) any Shares with respect to awards that are granted under the Prior Plan after February 28, 2021 and before the Effective Date. Subject to adjustment as provided in Section 16.1, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,400,000 In addition, if and to the extent any option or stock appreciation right granted under the Prior Plan expires, terminates, or is canceled, cash-settled or forfeited for any reason after the Effective Date without having been exercised in full, or any other award granted under the Prior Plan is canceled, cash-settled or forfeited for any reason after the Effective Date, the Shares associated with such award will be added to the Plan Share Reserve and become available for issuance hereunder.

5.2.    SHARE COUNTING.

(a) Each Share granted in connection with an Award shall be counted as one Share against the Plan Share Reserve.

(b) If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent any other Award is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.

(c) The full number of Shares with respect to which an Option or Share-settled SAR is granted shall count against the Plan Share Reserve. For Options and Share-settled SARs, any Shares withheld, or previously owned Shares delivered, in settlement of a tax withholding obligation or in satisfaction of the exercise price payable upon exercise of an Option, will not again become available for grant under the Plan or added back to the Plan Share Reserve. Shares will not be added back to the Plan Share Reserve that have been repurchased by the Company using Option proceeds.

(d) For all Share-settled Awards other than Options and Share-settled SARs, any Shares withheld, or previously owned Shares delivered, in settlement of a tax withholding obligation associated with the Award will again become available for grant under the Plan.

(e) Shares subject to Awards settled in cash will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f) Substitute Awards granted pursuant to Section 15.8 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

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(g) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3.    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.    LIMITATION ON AWARDS TO NON-EMPLOYEE DIRECTORS.    No Awards may be granted under the Plan during any one calendar year to a Participant who is a Non-Employee Director that exceed, together with any cash compensation received for such service during the applicable year (based on the Fair Market Value of the Shares underlying the Award as of the applicable Grant Date in the case of Award other than Options or SARs, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs): (i) for any Non-Employee Director not serving as Chairman of the Board, $500,000; and (ii) for any Non-Employee Director serving as Chairman of the Board, $750,000. The Board may make exceptions to this limit in extraordinary circumstances for individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

ARTICLE 6

ELIGIBILITY

6.1.    GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under the Plan subject to Treas. Reg. §1.409A-1(b)(5)(iii)(E).

ARTICLE 7

STOCK OPTIONS

7.1.    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price of an Option (other than Substitute Awards granted pursuant to Section 15.8) shall not be less than the Fair Market Value as of the Grant Date.

(b)    TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding and the applicable exercise price. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. No Option shall include a reload feature or provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(c)    PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, (v) any other “cashless exercise” arrangement, or (vi) any other means approved by the Committee.

(d)    EXERCISE TERM.    The term of each Option shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from its Grant Date (or, in the case of an Incentive Stock Option grant to a ten percent shareholder (within the meaning of Code Section 422(c)(5)), five years from its Grant Date).

7.2.    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

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APPENDIX B

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1.    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    RIGHT TO PAYMENT.    Upon the exercise of a Stock Appreciation Right, the Participant has the right to receive, for each Share with respect to which the SAR is being granted, the excess, if any, of:

(i) The Fair Market Value of one Share on the date of exercise; over

(ii) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.

(c)    OTHER TERMS.    All awards of SARs shall be evidenced by an Award Certificate. Subject to the terms of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate; provided, however, that in no event may any SAR be exercisable for more than ten years from the Grant Date. No SAR shall include a reload feature or provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

ARTICLE 9

PERFORMANCE AWARDS

9.1.    GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. All Performance Awards shall be evidenced by an Award Certificate.

9.2.    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee, including (but not limited to) any of the following:

•	Net earnings;
•	Earnings per share;
•	Net sales growth;
•	Net income (before or after taxes);
•	Profit (including net operating profit, economic profit and profit margin);
•	Revenues
•	Return measures (including, but not limited to, return on assets, capital, investment, equity, or sales, and cash flow return on assets, capital, equity, or sales);
•	Cash flow (including, but not limited to, operating cash flow and free cash flow);
•	Earnings before or after taxes, interest, depreciation and/or amortization (EBITDA);
•	Adjusted Income (before or after taxes);
•	Adjusted EBITDA;
•	Internal rate of return or increase in net present value;
•	Dividend payments to parent;
•	Gross margins;
•	Gross margins minus expenses;
•	Operating margin;
•	Share price (including, but not limited to, growth measures and total shareholder return);
•	Expenses and expense targets;
•	Working capital targets relating to inventory and/or accounts receivable;
•	Planning accuracy (as measured by comparing planned results to actual results);
•	Comparisons to various stock market indices;
•	Comparisons to the performance of other companies;
•	Sales;

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APPENDIX B

•	Working capital;
•	Franchise growth;
•	Market share;
•

Strategic business criteria (including, but not limited to, one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, reductions in errors and omissions, reductions in lost business, safety standards, management of employment practices and employee benefits, diversity goals, supervision of litigation and information technology, service or product quality, and quality audit scores);

•	Business expansion or consolidation (including, but not limited to, acquisitions and divestitures);
•	Productivity;
•	Same-store sales;
•	Customer counts; and
•	Customer satisfaction.

Any such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) subject to Code Section 409A, make a cash payment to the Participant in an amount determined by the Committee.

9.3.    OTHER TERMS.    Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK

10.1.    GRANT OF RESTRICTED STOCK.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award. The purchase price for Restricted Stock may, but need not, be zero.

10.2.    ISSUANCE AND RESTRICTIONS.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote such Share.

10.3.    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that are at that time subject to restrictions shall be forfeited.

10.4.    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

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APPENDIX B

ARTICLE 11

RESTRICTED STOCK UNITS

11.1.    GRANT OF RESTRICTED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

11.2.    RESTRICTIONS AND SETTLEMENT.    Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share, which may be paid in Shares, cash, or any combination of Shares and cash, all as set forth in the applicable Award Certificate or otherwise determined by the Committee.

11.3.    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

ARTICLE 12

DEFERRED STOCK UNITS

12.1.    GRANT OF DEFERRED STOCK UNITS.    The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 13

DIVIDENDS AND DIVIDEND EQUIVALENTS

13.1.    DIVIDENDS ON RESTRICTED STOCK.    In the case of Restricted Stock, ordinary cash dividends will be paid or distributed to the Participant only after the Award (or applicable portion thereof) vests and is earned, if applicable. Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as the underlying Restricted Stock to which such dividends relate, or (ii) be held by the Company subject to the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the Shares of Restricted Stock to which such dividends relate become vested. Any dividends accrued with respect to forfeited Restricted Stock will also be forfeited.

13.2.    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to other Awards granted under the Plan, other than Options and Stock Appreciation Rights, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. Dividend Equivalents accruing on unvested Awards shall, if provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as the underlying Shares to which such Dividend Equivalent Rights relate, or (ii) be held by the Company subject to the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the underlying Shares to which such Dividend Equivalents relate become vested. Any Dividend Equivalents accrued with respect to forfeited Awards will also be forfeited.

ARTICLE 14

OTHER STOCK-BASED AWARDS

14.1.    GRANT OF OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded

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purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Other-Stock Based Awards.

ARTICLE 15

PROVISIONS APPLICABLE TO AWARDS

15.1.    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

15.2.    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, or other property, or any combination, and may be made in a single payment or transfer, in installments, in each case as determined by the Committee. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.

15.3.    LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

15.4.    BENEFICIARIES.    Notwithstanding Section 15.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

15.5.    STOCK TRADING RESTRICTIONS.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

15.6.    EFFECT OF A CHANGE IN CONTROL.    The provisions of this Section 15.6 shall apply in the case of a Change in Control, unless otherwise provided by the Committee.

(a)    Awards Assumed or Substituted by Surviving Entity.    With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the Committee’s determination of the actual level of achievement of all relevant performance goals against target immediately preceding the Change in Control, and there shall be a payout to such Participant within sixty (60) days following the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs

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APPENDIX B

shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)    Awards not Assumed or Substituted by Surviving Entity.    Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the Committee’s determination of the actual level of achievement of all relevant performance goals against target immediately preceding the Change in Control, and there shall be a payout to Participants within sixty (60) days following the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.7.    FORFEITURE EVENTS.    The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, shall be subject to such deductions, recoupment and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.

15.8.    SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees or directors of another entity who become employees or directors of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation (“Substitute Awards”). The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16

CHANGES IN CAPITAL STRUCTURE

16.1.    MANDATORY ADJUSTMENTS.    In the event of a transaction that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Plan Share Reserve shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the Plan Share Reserve shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

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16.2.    DISCRETIONARY ADJUSTMENTS.    Upon or in connection with the occurrence of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, Change in Control, combination or exchange of shares, or any transaction described in Section 16.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. In addition, for each Option and SAR with an exercise price or base price equal to or greater than the consideration offered in connection with any such transaction or event or Change in Control, the Company shall not be required to make any payment to the person holding such Option or SAR upon surrender of such Option or SAR, and may cancel such Option or SAR for no consideration. Such surrender shall take place as of the date of the transaction or event or Change in Control or such other date as the Committee may specify. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

16.3.    GENERAL.    To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17

AMENDMENT, MODIFICATION AND TERMINATION

17.1.    AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan (other than pursuant to an adjustment under Section 16.1 above), (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

17.2.    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate or other provisions of the Plan, such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award); and

(b) No termination, amendment, or modification of the Plan shall adversely affect, in a material manner, any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected, in a material manner” by a Plan amendment if such amendment would not materially reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

17.3.    PROHIBITION ON REPRICING.    Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price or base price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise price or base price is greater than the Fair Market Value of a Share in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Article 16. A cancellation and exchange under clause (iii) would be considered a “repricing”

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APPENDIX B

regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding any provision of this Plan to the contrary, this Section 17.3 may not be amended without stockholder approval.

17.4.    COMPLIANCE AMENDMENTS.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.

ARTICLE 18

GENERAL PROVISIONS

18.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

18.2.    NO STOCKHOLDER RIGHTS.    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

18.3.    WITHHOLDING.    The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of Shares otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Participant, all in accordance with such procedures as the Committee may establish. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.

18.4.    NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.5. UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

18.6.    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

18.7.    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

18.8.    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.9.    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

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APPENDIX B

18.10.    CONDITIONS UPON GRANT OF AWARDS AND ISSUANCE OF SHARES.    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

18.11.    COMPANY POLICIES.    The Awards shall be subject to the Company’s policies on stock ownership, securities trading, and hedging or pledging of securities, that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.

18.12.    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

18.13.    ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

18.14.    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

18.15.    INDEMNIFICATION.    Each person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.16.    EMPLOYEES BASED OUTSIDE THE UNITED STATES.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Parent or Subsidiary of the Company operates or has Eligible Participants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Parent and/or Subsidiary of the Company shall be covered by the Plan; (b) determine which Eligible Participants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any other action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

18.17.    DISCLAIMER.    Although it is the intent of the Company that the Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 409A and 422 of the Code: (a) none of the Company, the Board, the Committee, or any other person warrants that any Award under this Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (b) in no event shall any

B-15

APPENDIX B

member of the Board or the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Sections 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under this Plan.

18.18.    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)    General.    It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)    Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A.

(d)    Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(e)    Timing of Release of Claims.    Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 18.18(c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any

Denny’s 2021 Proxy Statement	B-16

APPENDIX B

later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(f)    Permitted Acceleration.    The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of Non-Exempt Deferred Compensation, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

B-17

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders to be held May 19, 2021

As a stockholder of Denny’s Corporation, you have the option of voting the shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 P.M., Eastern Time, on May 18, 2021. The 2021 Proxy Statement and the 2020 Annual Report of Denny’s Corporation are available at:

http://materials.proxyvote.com/24869p

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DENN2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D41988-P50932 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  DENNY’S CORPORATION

The Board of Directors recommends you vote “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.

1.	Election of nine (9) directors. Nominees:		For	Against	Abstain

	1a.	Bernadette S. Aulestia	☐	☐	☐

	1b.	Olu Beck	☐	☐	☐

	1c.	Gregg R. Dedrick	☐	☐	☐

	1d.	José M. Gutiérrez	☐	☐	☐

	1e.	Brenda J. Lauderback	☐	☐	☐

	1f.	John C. Miller	☐	☐	☐

	1g.	Donald C. Robinson	☐	☐	☐

	1h.	Laysha Ward	☐	☐	☐

	1i.	F. Mark Wolfinger	☐	☐	☐

	For	Against	Abstain

2. A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries for the fiscal year ending December 29, 2021.	☐	☐	☐

3. An advisory resolution to approve the executive compensation of the Company.	☐	☐	☐

4. A proposal to approve the Denny’s Corporation 2021 Omnibus Incentive Plan.	☐	☐	☐

5. To transact such other business as may properly come before the meeting.

Note: Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2020 Annual Report are available at http://materials.proxyvote.com/24869p.

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D41989-P50932

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DENNY’S CORPORATION

The undersigned hereby appoints Brenda J. Lauderback and John C. Miller as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of the Common Stock of Denny’s Corporation held of record by the undersigned on March 23, 2021 at the Annual Meeting of Stockholders to be held on May 19, 2021 or any adjournment thereof.

Management voting recommendations – (i) in favor of the nine (9) nominees to the Board of Directors; (ii) in favor of the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries (collectively, the “Company”) for the fiscal year ending December 29, 2021; (iii) in favor of the advisory resolution to approve the executive compensation of the Company, as described in the proxy statement; and (iv) a proposal to approve the Denny’s Corporation 2021 Omnibus Incentive Plan.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued, and to be marked, dated and signed on the other side.)